UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12
Apollo Commercial Real Estate Finance, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2024

To the Stockholders of Apollo Commercial Real Estate Finance, Inc.:

The 2024 annual meeting of stockholders (the “Annual Meeting”) of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), will be held on June 7, 2024, at 9:00 a.m., Eastern Time, to consider and vote on the following matters:

(1)	The election of nine directors to serve on ARI’s board of directors until ARI’s 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify;

(2)	The ratification of the appointment of Deloitte & Touche LLP as ARI’s independent registered public accounting firm for the 2024 fiscal year;

(3)	A resolution to approve, on an advisory basis, the compensation of ARI’s named executive officers, as more fully described in the accompanying proxy statement;

(4)	The approval of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan; and

(5)	The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The close of business on April 15, 2024 has been fixed by our board of directors as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.viewproxy.com/apollocref/2024/htype.asp by 11:59 p.m., Eastern Time, on June 4, 2024. Upon registering, you will receive a meeting invitation by email with your unique join link along with a password prior to the meeting date. Stockholders have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting.

The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please check in by 8:45 a.m., Eastern Time, on the day of the Annual Meeting so that any technical difficulties may be addressed before the live webcast begins.

If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), as of the close of business on the Record Date, you may vote your shares of Common Stock by proxy or electronically at the Annual Meeting, and your Virtual Control Number will be on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold shares of our Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution and you wish to vote electronically at the Annual Meeting, you must provide a legal proxy from your broker or other financial institution during registration and you will be assigned a Virtual Control

Number in order to vote electronically during the Annual Meeting. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership when you register to attend the Annual Meeting. Instructions on how to register, connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://viewproxy.com/apollocref/2024/htype.asp.

Your proxy is being solicited by our board of directors. Our board of directors recommends that you vote FOR the election of the nominees listed in the accompanying proxy statement to serve on our board of directors until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers and FOR the approval of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan.

By Order of the Board,

/s/ Anastasia Mironova
Anastasia Mironova Chief Financial Officer, Treasurer and Secretary

New York, New York

April 26, 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held June 7, 2024. The Proxy Statement and our 2023 Annual Report to Stockholders are available at: http://www.viewproxy.com/apollocref/2024.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2024

This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by and on behalf of the board of directors of Apollo Commercial Real Estate Finance, Inc., a Maryland corporation (“ARI,” our “Company,” “we,” “our” or “us”), for use at ARI’s 2024 annual meeting of stockholders (the “Annual Meeting”) to be held on June 7, 2024, at 9:00 a.m., Eastern Time, or at any postponements or adjournments thereof.

All stockholders are cordially invited to attend the Annual Meeting virtually. By hosting the Annual Meeting via a live webcast, we believe we are able to communicate more effectively with our stockholders and enable increased attendance and participation from locations around the world. Whether or not you plan to attend the virtual Annual Meeting, in order to assure proper representation of your shares at the Annual Meeting, we urge you to submit your proxy voting instructions. By submitting your proxy voting instructions promptly, you can help ARI avoid the expense of follow up mailings and ensure the presence of a quorum at the Annual Meeting. If you are a stockholder of record or you hold a proxy from a stockholder of record and attend the Annual Meeting, you may, if so desired, revoke your prior proxy voting instructions and vote your shares electronically at the Annual Meeting.

In order to attend and participate in the virtual Annual Meeting, you must register in advance at www.viewproxy.com/apollocref/2024/htype.asp by 11:59 p.m., Eastern Time, on June 4, 2024. Upon registering, you will receive a meeting invitation by email with your unique join link along with a password prior to the meeting date. Stockholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have in an in-person meeting and will be able to listen, vote and submit questions during the virtual meeting. Stockholders may also submit questions up to 15 minutes before the start of the Annual Meeting at www.viewproxy.com/apollocref/2024/htype.asp. Questions that are pertinent to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. We may address substantially similar questions, or questions that relate to the same topic, in a single response. Stockholders will be able to review the meeting materials at the link provided in the registration confirmation e-mail. We encourage you to submit your questions before or during the formal business portion of the meeting, in advance of the question-and-answer session, in order to ensure that there is adequate time to address questions in an orderly manner.

If you are a registered holder of shares of common stock, par value $0.01 per share (“Common Stock”), you may vote your shares of Common Stock by proxy or electronically at the Annual Meeting, and your Virtual Control Number will be on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials).

If you hold shares of Common Stock in “street name” through a broker or other financial institution, you must follow the instructions provided by your broker or other financial institution regarding how to instruct your broker or financial institution to vote your shares of Common Stock. If you hold your shares in “street name” through a broker or other financial institution and you wish to vote electronically at the Annual Meeting, you must provide a legal proxy from your bank or other financial institution during registration and you will be assigned a Virtual Control Number in order to vote electronically during the Annual Meeting. If you do not obtain a legal proxy to vote your shares, you will still be able to attend the Annual Meeting (but will not be able to vote your shares electronically at the meeting) so long as you demonstrate proof of stock ownership when you register to attend the Annual Meeting. Instructions on how to connect and participate via the Internet, including how to register for the Annual Meeting and demonstrate proof of stock ownership, are posted at http://viewproxy.com/apollocref/2024/htype.asp. If you authorize a proxy or provide voting instructions in advance of the meeting, you do not need to register for or attend the Annual Meeting in order for your vote to be counted.

The Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. Please check in by 8:45 a.m., Eastern Time, on the day of the Annual Meeting so that any technical difficulties may be addressed before the live webcast begins. Technicians will be ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be included in your registration confirmation email and posted on the virtual Annual Meeting login page.

Shares of Common Stock represented by properly submitted proxies received by us prior to the Annual Meeting will be voted according to the instructions specified on such proxies. Any stockholder of record submitting a proxy retains the power to revoke such proxy at any time prior to its exercise at the Annual Meeting by (i) delivering prior to the Annual Meeting a written notice of revocation to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, (ii) submitting a later dated proxy or (iii) voting electronically at the Annual Meeting. Attending (virtually) the Annual Meeting will not automatically revoke a stockholder’s previously submitted proxy unless such stockholder votes (electronically) at the Annual Meeting. If a proxy is properly authorized without specifying any voting instructions and not revoked prior to the Annual Meeting, the shares of Common Stock represented by such proxy will be voted FOR the election of the nominees named in this Proxy Statement as directors, to serve on our board of directors until our 2025 annual meeting of stockholders and until their successors are duly elected and qualify, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, FOR the resolution to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and FOR the approval of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”). As to any other business which may properly come before the Annual Meeting or any postponements or adjournments thereof, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion, or, if any of the nominees named in this Proxy Statement are unable or unwilling to serve, FOR the election of any other nominees designated by our board of directors.

This Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card are first being made available or sent to stockholders on or about April 26, 2024.

ANNUAL REPORT

This Proxy Statement is accompanied by our Annual Report to Stockholders for the year ended December 31, 2023, including financial statements audited by Deloitte & Touche LLP, our independent registered public accounting firm, and their report thereon, dated February 6, 2024.

VOTING SECURITIES AND RECORD DATE

Stockholders will be entitled to cast one vote for each share of Common Stock held of record at the close of business on April 15, 2024 (the “Record Date”) with respect to (i) the election of nine directors to serve on our board of directors until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year, (iii) the resolution to approve, on an advisory basis, the compensation of our named executive officers, (iv) the approval of the 2024 Equity Incentive Plan and (v) any other proposal for stockholder action that may properly come before the Annual Meeting or any postponements or adjournments thereof.

The presence, in person or by proxy, at the virtual Annual Meeting of holders of Common Stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum. Abstentions and broker non-votes are each included in the determination of the number of stockholders present at the Annual Meeting for the purpose of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner (e.g., a broker) does not vote on a particular proposal because such nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), the only item to be acted upon at the Annual Meeting with respect to which a broker or nominee will be permitted to exercise voting discretion is the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year. Therefore, if you hold your shares in street name and do not give the broker or nominee specific voting instructions on the election of directors, the resolution to approve, on an advisory basis, the compensation of our named executive officers or the approval of the 2024 Equity Incentive Plan, your shares will not be voted on those items, and a broker non-vote will occur. Broker non-votes will have no effect on the voting results for such items. Abstentions will have no effect on the voting results for any of the proposals.

The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of a director, a plurality of all the votes cast in the election of directors at the Annual Meeting; (ii) for the ratification of the appointment of our independent registered public accounting firm, a majority of all the votes cast on the proposal; (iii) for the resolution to approve, on an advisory basis, the compensation of our named executive officers, a majority of all the votes cast on the proposal; and (iv) for the approval of the 2024 Equity Incentive Plan, a majority of all the votes cast on the proposal.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to our board of directors. Our Nominating and Corporate Governance Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is included in our Corporate Governance Guidelines and is more fully described below under “Corporate Governance—Corporate Governance Guidelines—Majority Vote Policy.”

The board of directors knows of no other matters that may properly be brought before the Annual Meeting. If other matters are properly introduced, the persons named in the proxy as the proxy holders will vote on such matters in their discretion.

As of the Record Date, we had 142,160,695 shares of Common Stock issued and outstanding.

1. ELECTION OF DIRECTORS

Board of Directors

Our board of directors is currently comprised of nine directors: Mark C. Biderman, Pamela G. Carlton, Brenna Haysom, Robert A. Kasdin, Katherine G. Newman, Scott S. Prince, Stuart A. Rothstein, Michael E. Salvati and Carmencita N.M. Whonder. As previously disclosed, in January 2024, our board of directors decreased the size of our board of directors from ten directors to nine directors in connection with the resignation of Eric L. Press as a member of our board of directors. Mr. Press’ decision to resign from our board of directors was not the result of any dispute or disagreements with our Company on any matter relating to our Company’s operations, policies or practices. In accordance with our charter (the “Charter”) and bylaws (the “Bylaws”), each director will hold office until our next annual meeting of stockholders and until his or her successor has been duly elected and qualifies, or until the director’s earlier resignation, death or removal.

Upon the recommendation of the Nominating and Corporate Governance Committee of our board of directors (the “Nominating and Corporate Governance Committee”), our board of directors has nominated Mark C. Biderman, Pamela G. Carlton, Brenna Haysom, Robert A. Kasdin, Katherine G. Newman, Scott S. Prince, Stuart A. Rothstein, Michael E. Salvati and Carmencita N.M. Whonder to stand for election as directors, by the stockholders at the Annual Meeting, to serve until our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualify, or until their earlier resignation, death or removal. It is intended that the shares of Common Stock represented by properly submitted proxies will be voted by the persons named therein as proxy holders FOR the election of Messrs. Biderman, Kasdin, Prince, Rothstein and Salvati and Mses. Carlton, Haysom, Newman and Whonder as directors, unless otherwise instructed. If the candidacy of Messrs. Biderman, Kasdin, Prince, Rothstein or Salvati or Mses. Carlton, Haysom, Newman or Whonder should, for any reason, be withdrawn prior to the Annual Meeting, the proxies will be voted by the proxy holders in favor of such substituted candidates (if any) as shall be nominated by our board of directors. Our board of directors has no reason to believe that, if elected, any of Messrs. Biderman, Kasdin, Prince, Rothstein and Salvati and Mses. Carlton, Haysom, Newman and Whonder will be unable or unwilling to serve as director.

Information Regarding the Nominees for Election as Directors

The following information is furnished as of April 26, 2024 regarding the nominees for election as directors.

Mark C. Biderman, 78, has been one of our directors since November 2010. Since April 2021, Mr. Biderman has been a member of the board of directors and chair of the Audit Committee of The Liberty Company Insurance Brokers LLC, and since February 2023, Mr. Biderman has been a member of the board of directors of Corse Energy Corp. Mr. Biderman served as a member of the board of directors of Atlas Energy Group, LLC from February 2015 to May 2020. Since January 2009, Mr. Biderman has been a consultant focused on the financial services sector. Mr. Biderman served as Vice Chairman of National Financial Partners Corp. (NYSE: NFP), a benefits, insurance and wealth management services firm, from September 2008 through December 2008. From November 1999 until September 2008, he served as National Financial Partners Corp.’s Executive Vice President and Chief Financial Officer. From 1987 to 1999, Mr. Biderman served as Managing Director and Head of the Financial Institutions Group at CIBC World Markets, or CIBC, an investment banking firm, and its predecessor, Oppenheimer & Co., Inc. Prior to investment banking, he was an equity research analyst covering the commercial banking industry. Mr. Biderman chaired the Due Diligence Committee at CIBC and served on the Commitment and Credit Committees. Mr. Biderman was a member of the Disciplinary Review Committee of the CFA Institute from September 2016 to August 2022. He serves on the Board of Trustees of Congregation Rodeph Sholom. Mr. Biderman is a Chartered Financial Analyst. Mr. Biderman received a B.S.E. degree, with high honors, in chemical engineering from Princeton University and an M.B.A. from the Harvard Graduate School of Business Administration. Mr. Biderman qualifies as an “audit committee financial expert” under the guidelines of the Securities and Exchange Commission (the “SEC”). Mr. Biderman was selected to serve on our board of directors because of his business acumen and valuable operational experience.

Pamela G. Carlton, 69, has been one of our directors since July 2021. Ms. Carlton is the President of Springboard Partners in Cross Cultural Leadership, LLC. After 22 years as an investment banker on Wall Street, Ms. Carlton launched Springboard in 2003, a diversity, equity and inclusion strategy and consulting firm. Prior to founding Springboard, Ms. Carlton retired as a Managing Director and Associate Director of U.S. Equity Research at JPMorgan Chase in 2003, having also served as Director of U.S. Equity Research for Chase Asset Management from 1996 to 1999. Prior to JPMorgan Chase, Ms. Carlton was an investment banker with Morgan Stanley and served as Morgan Stanley’s Co-Director of U.S. and Latin America Equity Research from 1991 to 1996. She began her career as a corporate attorney at Cleary Gottlieb Steen & Hamilton. Ms. Carlton has served on the board of directors of Evercore (NYSE: EVR) since 2019 and the board of directors of Columbia Funds (a mutual fund board of Columbia Threadneedle Investments, a subsidiary of Ameriprise Financial) since 2007, where she has served as Chair since January 2023. Ms. Carlton also has served on the board of directors of DR Bank since 2017 and the Board of Trustees of New York Presbyterian Hospital since 1996. She is a member of the Women’s Forum of New York. Ms. Carlton earned a B.A. from Williams College, graduating Magna Cum Laude, was a member of the Phi Beta Kappa Society and was elected as President of the Williams College Phi Beta Kappa Society. She also earned a J.D. from Yale Law School and an M.B.A. from Yale School of Management. Ms. Carlton was selected to serve on our board of directors because of her significant professional experience, investment banking and capital markets experience as well as her expertise in diversity, equity and inclusion matters.

Brenna Haysom, 47, has been one of our directors since February 2020. Ms. Haysom is the founder and Chief Executive Officer of Rally Labs, LLC, a consumer pharmaceutical company. Prior to founding Rally Labs in 2010, Ms. Haysom worked in the Private Equity Group at Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”), where she focused on both equity and credit investing across a range of industries that included financial services, transportation, chemicals, telecom, and media. She started her career at Lazard Ltd (formerly known as Lazard Frères & Co.) in New York where she worked in both the Mergers & Acquisitions and Restructuring groups. Ms. Haysom serves on the board of directors of H&R Real Estate Investment Trust (TSX: HR.UN), a diversified real estate investment trust (“REIT”) with office, retail, industrial and residential properties across North America for which she also serves as the chair of the Compensation, Governance and Nominating Committee and as a member of the Audit Committee. Ms. Haysom also serves on the board of directors of Venerable Holdings, Inc. and its subsidiaries Corporate Solutions Life Reinsurance Company and Venerable Insurance and Annuity Company, both insurance companies that are focused on the consolidation of variable annuity blocks. Ms. Haysom is a member of the Venerable Holdings, Inc. Audit Committee. She chairs the Venerable Insurance and Annuity Company Compensation Committee and is a member of its Nominating and Corporate Governance Committee. Ms. Haysom has an A.B. with honors in Social Studies from Harvard College, and an M.B.A. from Harvard Business School. Ms. Haysom qualifies as an “audit committee financial expert” under the guidelines of the SEC. Ms. Haysom was selected to serve on our board of directors because of her significant professional and management experience and strong background in finance.

Robert A. Kasdin, 66, has been one of our directors since April 2014. From July 2015 to July 2022, Mr. Kasdin served as Senior Vice President and Chief Operating Officer of Johns Hopkins Medicine and from 2018 to July 2022 also as Chief Financial Officer of Johns Hopkins Medicine. Prior to joining Johns Hopkins Medicine, he served as Senior Executive Vice President of Columbia University from September 2002 to June 2015. Prior to joining Columbia University, he served as the Executive Vice President and Chief Financial Officer of the University of Michigan from 1997 to 2002. Before his service at the University of Michigan, he was the Treasurer and Chief Investment Officer for the Metropolitan Museum of Art in New York City from 1993 to 1997, and, from 1988 to 1992, served as Vice President and General Counsel for Princeton University Investment Company. He began his career as a corporate attorney at Davis Polk & Wardwell LLP. Mr. Kasdin has also served as a director of the Harbor Funds since January 2014, a trustee of Barnard College since July 2023, and as a member of the Council on Foreign Relations. From February 2008 to March 2014, Mr. Kasdin served as a member of the board of directors of Noranda Aluminum Holding Corporation (NYSE: NOR). Mr. Kasdin earned his A.B. from Princeton University and his J.D. from Harvard Law School. Mr. Kasdin was selected to serve on our board of directors based on his legal experience as well as his leadership, financial and management experience with large, complex institutions, including construction projects and major real estate development on behalf of those institutions, which brings an important perspective to our strategic planning.

Katherine G. Newman, 45, has been one of our directors since June 2020. Ms. Newman is Partner and Senior Tax Counsel at Apollo, specializing in tax matters with respect to Apollo’s private equity funds, their investors and their investments worldwide. She also advises the firm on its public holding structure. Prior to joining Apollo in 2010, Ms. Newman practiced law at the law firm of Akin Gump Strauss Hauer & Feld LLP. Ms. Newman serves on the board of directors for Women’s Justice Initiative, a non-profit focused on education, access to legal services and gender-based violence prevention, and on the board of directors for Chances for Children, a non-profit which provides clinical intervention services for families with young children to strengthen family bonds. Ms. Newman graduated magna cum laude from Harvard University with an A.B. in Social Studies, and holds a J.D. from Georgetown University Law Center. Ms. Newman was selected to serve on our board of directors based on her significant legal and tax experience in the asset management industry as well as her experience counseling business leaders across Apollo on broad organizational changes.

Scott S. Prince, 60, has been one of our directors since November 2013. Mr. Prince is also a Founding Member of GPS Investment Partners, LLC and an Executive Chairman of Merchant Investment Management. Additionally, Mr. Prince is a Partner of Maxim Capital Group, a real estate investment and lending platform where he is a Member of the Board. Mr. Prince was the Vice Chairman of Chiron Investment Management, LLC from 2015 until 2021 and Co-Managing Partner of Skybridge Capital from 2007 until 2011. Prior to Skybridge, Mr. Prince was a Partner at Eton Park Capital Management from launch in 2004 until 2007, where he headed global trading and the fund’s derivatives business. Mr. Prince was Co-Head of Equities Trading and Global Equity Derivatives at Goldman Sachs through 2004, where he was named a Partner in 1998, and served on the firm’s Finance Committee and the Equity Division’s Risk and Operating Committees. He serves as a Board Member of the Hope and Heroes Pediatric Cancer Foundation and a Director of the Miami Community-Police Relations Foundation. Mr. Prince received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Prince qualifies as an “audit committee financial expert” under the guidelines of the SEC. Mr. Prince was selected to serve on our board of directors because of his significant finance and capital markets expertise.

Stuart A. Rothstein, 58, has been our President and Chief Executive Officer and one of our directors since March 2012, and also served as our interim Chief Financial Officer, Treasurer, and Secretary from January 2022 to April 2022. From September 2009 through April 2013, Mr. Rothstein also served as our Chief Financial Officer, Treasurer and Secretary. He is also a member of the Investment Committee of our Manager. Since April 2023, Mr. Rothstein has been the Chief Operating Officer-Asset Backed Finance of Apollo and since 2009, Mr. Rothstein has been a Partner and the Chief Operating Officer-Real Estate of Apollo. In those roles, Mr. Rothstein is responsible for managing the day-to-day operations of the businesses as well as strategic planning development and implementation of growth and product strategies and new business development. Mr. Rothstein has been a director of Apollo Realty Income Solutions, Inc., a non-traded REIT managed by Apollo (“ARIS”), since September 2021 and has served as Chairman of the ARIS board of directors since June 2022. Since April 2022, he has been a member of the Investment Committee of ARIS Management, LLC, an affiliate of Apollo. Since February 2024, Mr. Rothstein has been Chair of the board of directors of Apollo Asset Backed Credit Company LLC. Prior to joining Apollo in 2009, Mr. Rothstein was a Co-Managing Partner of Four Corners Properties, a privately held real estate investment company. Previously, he was employed by KKR Financial Advisors, LLC, RBC Capital Markets, Related Capital Company and Spieker Properties, Inc. Mr. Rothstein graduated from the Schreyer Honors College at the Pennsylvania State University with a B.S. in Accounting and received an M.B.A. from the Stanford University Graduate School of Business. Mr. Rothstein was selected to serve on our board of directors because of the strategic leadership and business judgment he has demonstrated in his role as our President and Chief Executive Officer, and previously as our Chief Financial Officer, and his extensive managerial and executive experience.

Michael E. Salvati, 71, has been one of our directors since September 2009. Since December 2000, Mr. Salvati has been President at Oakridge Consulting, Inc., which provides interim management, management consulting and corporate advisory services to companies ranging in size from start-ups to multinational corporations. From February 2004 to May 2004, Mr. Salvati served as Chief Financial Officer of AMI Semiconductor, Inc. From September 1998 to February 2000, Mr. Salvati was Executive Vice President—Chief Operating Officer of National Financial Partners Corp. (NYSE: NFP), an Apollo-affiliated venture focusing on the consolidation of small financial services firms that service high net worth individuals. From June 1996 to June 1998, he was Chief Financial Officer of Culligan Water Technologies, Inc., where he oversaw the completion of nearly 50 acquisitions over a period of 18 months. Mr. Salvati was a partner at KPMG LLP from 1990 to 1996. Mr. Salvati is a Certified Public Accountant (Inactive) and member of the American Institute of Certified Public Accountants, Illinois CPA Society. He also serves as a member of the boards of directors of MidCap FinCo Holdings, Limited, MidCap FinCo Intermediate Holdings, Limited, MidCap FinCo Designated Activity Company, MC Feeder, Limited, and MFIC GP, LLC (affiliates of Apollo), and he is a member of the audit committee, risk management committee and conflicts committee of MidCap FinCo Designated Activity Company. Mr. Salvati’s previous board memberships include Global Power Equipment Group, Inc. (OTC: GLPW), Things Remembered, Inc., Lazydays, Inc., NCH Nu World Marketing, Ltd., Coho Energy, Inc. (OTC: COHIQ), Prime Succession, Inc., and Castle Holdco 4, Ltd., an Apollo affiliate. Mr. Salvati received a B.S. in microbiology and a M.S. in accounting from the University of Illinois at Champaign-Urbana. Mr. Salvati qualifies as an “audit committee financial expert” under the guidelines of the SEC. Mr. Salvati was selected to serve on our board of directors due to his strong background in public accounting and auditing.

Carmencita N.M. Whonder, 47, has been one of our directors since June 2021. Ms. Whonder serves as Policy Director at the lobbying and law firm of Brownstein Hyatt Farber Schreck, LLP (“Brownstein”). At Brownstein, Ms. Whonder provides strategic public policy advice to clients primarily in the financial services and housing sectors before the U.S. Congress and executive branch agencies. In February 2013, she founded OF WHONDER, a size inclusive luxury womenswear brand, and is the chief executive officer of Whonder Apparel Group, LLC. Prior to joining Brownstein in November 2008, Ms. Whonder served as the staff director for the Senate Subcommittee on Housing, Transportation, and Community Development and as the principal advisor on the Senate Banking, Housing and Urban Affairs Committee to United States Senator Charles E. Schumer. During the 109th Congress, from March 2004 to December 2006, she held the position of Minority Staff Director for the Senate Subcommittee on Economic Policy. From January 2001 to July 2003, Ms. Whonder has also worked as a Leadership Education Counselor for Gates Millennium Scholars Program/UNCF, an initiative of the Bill and Melinda Gates Foundation. She has been recognized as a MiSK Global Forum Delegate, a Milken Institute Young Leader, an Aspen Institute Socrates Scholar, a Council on Foreign Relations Term Member and served as a member of the Council on Foreign Relations Independent Taskforce on U.S. Trade and Investment Policy. Ms. Whonder has served as a director of MidCap Financial Investment Corporation (NASDAQ: MFIC) since July 2022. Ms. Whonder also has served as a trustee at the Population Council since 2021, and on the boards of the Brooklyn Org and DC Jazz Festival since 2022 and 2010, respectively. Ms. Whonder previously served as director of Direct ChassisLink, Inc. (March 2020 to November 2022). Ms. Whonder has a B.A. from Howard University, a diploma from the Universidad Pontificia de Salamanca and a Masters in International Public Policy from Johns Hopkins University School of Advanced International Studies. Ms. Whonder was selected to serve on our board of directors because of her significant professional experience and expertise in public policy in the financial services and housing sectors.

Our director nominees represent a mix of age, race, gender, tenure, skills and experience, as shown below.

Director Nominee Demographics
	Biderman	Carlton	Haysom	Kasdin	Newman	Prince	Rothstein	Salvati	Whonder
Years of Board Tenure(1)	13	2	4	10	3	10	12	14	2
Average Board Tenure	7.8
Gender	M	F	F	M	F	M	M	M	F
Race/Ethnicity
African American or Black		X							X
White	X		X	X	X	X	X	X

(1)	Board tenure as of April 26, 2024.

Director Nominee Skills and Experience
	Biderman	Carlton	Haysom	Kasdin	Newman	Prince	Rothstein	Salvati	Whonder
Public Board	X	X	X	X		X	X	X	X
Investment	X	X	X	X		X	X	X
REIT or Real Estate			X	X		X	X
Business Strategy or Operations	X	X	X	X	X	X	X	X	X
Financial Literacy	X	X	X	X	X	X	X	X	X
Government or Public Policy				X					X
Regulatory, Legal or Compliance		X		X	X				X

Our board of directors recommends a vote FOR the election of Messrs. Biderman, Kasdin, Prince, Rothstein and Salvati and Mses. Carlton, Haysom, Newman and Whonder as directors.

A plurality of all of the votes cast in the election of directors at the Annual Meeting is necessary to elect a director. Proxies solicited by our board of directors will be voted FOR Messrs. Biderman, Kasdin, Prince, Rothstein and Salvati and Mses. Carlton, Haysom, Newman and Whonder unless otherwise instructed. Abstentions, if any, and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

We have a majority vote policy for the election of directors. In an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation to our board of directors. Our Nominating and Corporate Governance Committee is required to promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. Our board of directors is required to take action with respect to this recommendation. Any director who tenders his or her resignation to our board of directors will not participate in the committee’s consideration or board action regarding whether to accept such tendered resignation. The policy is included in our Corporate Governance Guidelines and is more fully described below under “Corporate Governance—Corporate Governance Guidelines—Majority Vote Policy.”

In accordance with our Bylaws, any vacancies occurring on our board of directors, including vacancies occurring as a result of the death, resignation, or removal of a director, or due to an increase in the size of the board of directors, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies, or until such director’s earlier resignation, death or removal.

There is no familial relationship among any of the members of our board of directors or executive officers. See “Corporate Governance—Director Independence.”

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors (the “Audit Committee”) has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Deloitte & Touche LLP has audited our financial statements since the fiscal year ended December 31, 2009 and has also provided certain tax services. Our board of directors is requesting that our stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, our board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that ratification of this appointment of independent registered public accounting firm is not approved at the Annual Meeting, the Audit Committee will review its future selection of our independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting via the live webcast and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) billed to us for professional services provided by Deloitte & Touche LLP for the fiscal years ended December 31, 2023 and 2022.

	For the Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$816,000	$770,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	126,123	100,802
All Other Fees(4)	48,863	2,063

Total	$990,986	$872,865

(1)

2023 and 2022 Audit Fees include: (i) the audit of the consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q; and (iii) accounting consultation attendant to the audit.

(2)	There were no Audit-Related Fees incurred in 2023 or 2022.
(3)	2023 and 2022 Tax Fees include tax compliance, tax planning, tax advisory and related tax services.
(4)

2023 and 2022 All Other Fees include Deloitte & Touche LLP’s consents, comfort letters and other services related to SEC and other regulatory filings. Except as described in the previous sentence, there were no other professional services rendered by Deloitte & Touche LLP in 2023 and 2022.

The Audit Committee’s charter provides that the Audit Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by our Company’s external auditors and evaluate the effect thereof on the independence of the external auditors. All audit and tax services provided to us were reviewed and pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2024 fiscal year.

A majority of all the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

3. ADVISORY APPROVAL OF THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are providing our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

We do not have any employees. We are managed by ACREFI Management, LLC (our “Manager”) pursuant to the management agreement between us and our Manager dated as of September 23, 2009 (the “Management Agreement”). Under the Management Agreement, we pay our Manager the management fees described in “Certain Relationships and Related Transactions.” We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers as described in this Proxy Statement are employees of our Manager or one of its affiliates and do not receive cash compensation from us for serving as our executive officers. Under the terms of the Management Agreement, we reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits paid to our Chief Financial Officer, Anastasia Mironova, based on the percentage of her time spent managing our affairs in that role. However, we did not and do not determine the compensation payable to Ms. Mironova by our Manager.

Our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement are eligible to receive equity award compensation under the Amended and Restated Apollo Commercial Real Estate Finance, Inc. 2019 Equity Incentive Plan. The original effective date of such plan was September 23, 2009, and the plan has been amended and restated and renamed effective June 12, 2019. In this Proxy Statement, we call such plan the “2019 Equity Incentive Plan.” Our named executive officers are also eligible to receive such grants. Please refer to “Executive Compensation—Compensation Discussion and Analysis” for a description of grants made under the 2019 Equity Incentive Plan.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the 2024 Annual Meeting:

RESOLVED, that the stockholders of our Company approve, on an advisory basis, the compensation payable to our named executive officers as disclosed in accordance with Securities and Exchange Commission rules in our Company’s Proxy Statement for our Company’s 2024 Annual Meeting, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in the Proxy Statement relating to our Company’s 2024 Annual Meeting.

Although this approval is advisory and non-binding, our board of directors and the Compensation Committee of our board of directors (the “Compensation Committee”) value the opinions of our stockholders and will consider the voting results when making future decisions regarding compensation of our named executive officers.

Our board of directors recommends a vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in accordance with SEC rules in this Proxy Statement, including the disclosure under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and other narrative executive compensation disclosure in this Proxy Statement.

A majority of all the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions, if any, and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

4. APPROVAL OF THE APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. 2024 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the 2024 Equity Incentive Plan, which would replace the 2019 Equity Incentive Plan. The 2024 Equity Incentive Plan is attached hereto as Appendix A. The 2024 Equity Incentive Plan is intended to achieve our goals of attracting, motivating, and retaining highly competent personnel through grants of equity and cash performance awards. The Compensation Committee and our board of directors have approved the 2024 Equity Incentive Plan, subject to our stockholders’ approval of the 2024 Equity Incentive Plan at the Annual Meeting.

We strongly believe that the approval of the 2024 Equity Incentive Plan is essential to our continued success. We use equity and cash performance awards to motivate high levels of performance, to align the interests of our personnel and stockholders, and to enhance our ability to attract and retain highly qualified independent directors. We believe that the ability to grant equity and cash performance awards is important to our future success.

Comparison of the 2019 Equity Incentive Plan and 2024 Equity Incentive Plan

The following is a summary of the material differences between the 2024 Equity Incentive Plan and the 2019 Equity Incentive Plan. Please also read “2024 Equity Incentive Plan Summary” below.

•	The 2024 Equity Incentive Plan eliminates the 500,000 shares per grantee annual limitation.

•	The term of the 2024 Equity Incentive Plan will run for ten years from the earlier of the date of our board of directors’ approval or stockholder approval.

If the 2024 Equity Incentive Plan is approved, the 2019 Equity Incentive Plan will be terminated and replaced by the 2024 Equity Incentive Plan, and we will register the offers and sales of the additional approved Common Stock on a Registration Statement on Form S-8.

Share Information

The following table includes information regarding outstanding equity awards and Common Stock available for future awards under the 2019 Equity Incentive Plan as of the Record Date (and without giving effect to any approval of the 2024 Equity Incentive Plan under this proposal):

Total shares underlying outstanding, unvested restricted stock units	2,519,337
Total shares unvested shares of restricted stock	63,985
Total shares currently available for grant	320,431

We have no outstanding awards under plans not approved by stockholders, and we have not granted stock options.

No further Common Stock will be issued pursuant to the 2019 Equity Incentive Plan between the Record Date and the approval of the 2024 Equity Incentive Plan, unless the 2024 Equity Incentive Plan is not approved. Upon approval of the 2024 Equity Incentive Plan, no further awards will be granted under the 2019 Equity Incentive Plan and shares currently available for grant will no longer be available under the 2019 Equity Incentive Plan.

As shown in the following table, our three-year average annual burn rate has been 0.98%.

Fiscal Year	Options Granted	Time-Based Awards Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate – Total/ Weighted Common Shares Outstanding
2023	0	1,158,318	141,281,286	0.82%

2022	0	1,590,569	140,534,635	1.13%

2021	0	1,368,672	139,869,244	0.98%

Background of Reasons for and the Determination of Shares Under the 2024 Equity Incentive Plan

When approving the 2024 Equity Incentive Plan, the Compensation Committee and our board of directors were primarily motivated by a desire to ensure that our Company will attract and retain officers, directors, consultants, advisers, and other personnel and increase our efforts to create long-term value for our stockholders. The Compensation Committee and our board of directors considered key factors in making their determination, including our historical grant rates, the shares remaining available for issuance under the 2019 Equity Incentive Plan, and the potential dilution associated with the 2024 Equity Incentive Plan.

The recommendation to adopt the 2024 Equity Incentive Plan took into account the following key metrics, factors and philosophies:

Reasonable Plan Costs

•	Allows for ongoing alignment of interests through the use of equity compensation

•	Reasonable number of shares that may be issued: a maximum of 7,500,000 shares of Common Stock

•	Awards would not have a substantially dilutive effect (issuance of all awards is less than 5.1% of shares outstanding)

•	Estimated duration of five years

Responsible Grant Practices

•	Our historical three-year average burn rate is a moderate 0.98%

•	Minimum vesting period of one year

Stockholder-Friendly Plan Features

•	No single-trigger change in control vesting acceleration

•	No option repricing permitted without stockholder approval

•	No cash buyouts of options without stockholder approval

•	Stockholder approval required to increase the share reserve (i.e., no “evergreen” provisions)

•	No liberal share recycling

In light of the factors described above, the Compensation Committee and our board of directors believe the 2024 Equity Incentive Plan is reasonable and will provide a significant incentive for our officers, directors, consultants, advisers, and other personnel to increase the value of our Company for stockholders.

Required Vote

The approval of the 2024 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast thereon at the Annual Meeting. Abstentions and broker non-votes are not votes cast on the proposal and, therefore, they will have no effect on the vote.

2024 Equity Incentive Plan Summary

We summarize here the material features of the 2024 Equity Incentive Plan. We have assumed for this summary that our stockholders will approve the 2024 Equity Incentive Plan at the Annual Meeting. We qualify this summary by reference to the full text of the 2024 Equity Incentive Plan, which you can find in this proxy statement in Appendix A.

Purpose

The purpose of the 2024 Equity Incentive Plan is to use incentives to attract and retain officers, directors, consultants, advisers, and other personnel and to encourage those individuals to increase their efforts to make our business more successful. The 2024 Equity Incentive Plan allows for grants of options, stock appreciation rights, restricted stock, RSUs (as defined below), phantom shares, dividend equivalent rights, cash-based awards, and other equity-based compensation. We consider our overall compensation philosophy when we decide to grant awards under the 2024 Equity Incentive Plan.

Duration

If our stockholders approve the 2024 Equity Incentive Plan, we will be able to grant awards under the 2024 Equity Incentive Plan until 2034, which will be the tenth anniversary from the earlier of the date of our board of directors’ approval or stockholder approval of the 2024 Equity Incentive Plan. However, our board of directors may terminate the 2024 Equity Incentive Plan before that time.

Administration

The Compensation Committee will administer the 2024 Equity Incentive Plan. The Compensation Committee consists of at least three individuals, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director. If no Compensation Committee exists, our board of directors will exercise the functions of our committee.

The Compensation Committee has broad discretion and full authority to administer and interpret the 2024 Equity Incentive Plan. In addition, the Compensation Committee’s powers include, but are not limited to, granting awards, making eligibility determinations, determining the number of shares that any award agreement covers (subject to the individual participant limitations provided in the 2024 Equity Incentive Plan), and determining the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2024 Equity Incentive Plan). The Compensation Committee will prescribe the forms and properties of awards, take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2024 Equity Incentive Plan or its operation, administration or interpretation.

The Compensation Committee may establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse.

Except to the extent prohibited by applicable law, rules and regulations, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers (including the power to grant awards) to any person or persons that it selects. The Compensation Committee cannot delegate its authority with respect to grants of awards to persons who are directors or who are subject to Section 16 of the Exchange Act.

Our board of directors may, in its sole discretion, at any time, and from time to time, grant equity awards and administer the 2024 Equity Incentive Plan with respect to any awards, subject to applicable rules. No member of our board of directors, the Compensation Committee or any employee or agent of our Company and our subsidiaries will be liable for any action taken or omitted to be taken or determination made with respect to the 2024 Equity Incentive Plan or any equity award granted under the 2024 Equity Incentive Plan.

Eligibility

Persons who are eligible to be granted awards under the 2024 Equity Incentive Plan are the officers, directors, advisors, personnel and employees of the Participating Companies (as defined in the 2024 Equity Incentive Plan), and other persons expected to provide significant services (of a type expressly approved by the Compensation Committee as covered services for these purposes) to one or more of the Participating Companies. Anyone who would receive an award under the 2024 Equity Incentive Plan must be someone for whom the offers and sales of our securities may be registered on Form S-8.

Available Shares

If the proposed amendments are approved by stockholders, and subject to adjustment upon certain corporate transactions or events, a maximum of 7,500,000 shares of Common Stock may be issued (or deemed issued) under the 2024 Equity Incentive Plan. The 2024 Equity Incentive Plan provides for grants of options, stock appreciation rights, restricted stock, RSUs, dividend equivalent rights, cash-based awards and other equity-based awards.

If any shares subject to an award are forfeited or cancelled, an award expires or otherwise terminates without the issuance of shares, or an award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, such shares will, to the extent of such forfeiture, cancellation, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2024 Equity Incentive Plan on a one-for-one basis. In the event that any award is exercised through the tendering of shares or by our withholding of shares, or withholding tax liabilities arising from such award are satisfied by the tendering of shares or by our withholding of shares, then in each such case the shares so tendered or withheld shall not be added to the Common Stock available for grant under the 2024 Equity Incentive Plan on a one-for-one basis. No shares will be treated as issued in settlement of a stock appreciation right or an RSU that provides for settlement only in cash and settles only in cash.

The maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under the 2024 Equity Incentive Plan, taken together with any cash fees paid to such director during the fiscal year, will not exceed $750,000 in total value in respect of any fiscal year (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes).

Awards Under the 2024 Equity Incentive Plan

Restricted Common Stock

A restricted stock award is an award of shares of Common Stock that are subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules and other restrictions that the Compensation Committee sets. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine.

Except to the extent restricted under an applicable award agreement, a participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive cash dividends on the shares of restricted Common Stock. Although we will pay dividends on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as our Common Stock (unless we provide otherwise in an award agreement), holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Phantom Shares and RSUs

A phantom share represents a right to receive the fair market value of a share of Common Stock, or, if provided by the Compensation Committee, the right to receive the fair market value of a share of Common Stock in excess of a base value established by the Compensation Committee at the time of grant. A phantom share may also be known as a “Restricted Share Unit” or “RSU,” which is an unfunded and unsecured promise to deliver Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the grantee remain continuously employed or provide continuous services for a specified period of time). Our current practice is to refer to all such awards as RSUs.

RSUs will vest as provided in the applicable award agreement. Unless otherwise determined by the Compensation Committee at the time of the grant, RSUs may generally be settled in cash or by transfer of Common Stock (as provided in the grant agreement).

Dividend Equivalents

A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or Common Stock) of dividends paid on Common Stock otherwise subject to an award.

The Compensation Committee may provide that amounts payable with respect to dividend equivalents will be converted into cash or additional Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Stock Options and Stock Appreciation Rights

The Compensation Committee will determine the terms of specific options, including whether options will constitute incentive stock options. An award agreement covering options will specify the extent to which, and period during which, an option may be exercised after termination of employment.

The exercise price of a stock option will be determined by the Compensation Committee and reflected in the applicable award agreement. The exercise price with respect to stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the 2024 Equity Incentive Plan) of the fair market value of Common Stock on the date of grant. The aggregate fair market value (determined as of the date an option is granted) of the stock for which any option holder may be awarded incentive stock options that become exercisable for the first time during any calendar year (under the 2024 Equity Incentive Plan or any other stock option plan required to be taken into account under Section 422(d) of the Internal Revenue Code) may not exceed $100,000. Each stock option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the 2024 Equity Incentive Plan). The Compensation Committee will determine the time or times at which an option may be exercised in whole or in part, and the method or methods by which, and the form or forms in which, payment of the option price with respect thereto may be made or deemed to have been made (including by cash, loans or third-party sale programs, or by the tender of previously-owned stock).

We may also grant stock appreciation rights, which are stock options that permit the recipient to exercise the stock option without payment of the exercise price and to receive Common Stock (or cash or a combination of the foregoing) with a fair market value equal to the excess of the fair market value of the Common Stock with respect to which the stock option is being exercised over the exercise price of the stock option with respect to that stock.

Options granted under the 2024 Equity Incentive Plan generally will not be transferable except by will or the laws of descent and distribution.

If an option or stock appreciation right (other than in an incentive stock option) would expire at a time when our insider trading policy (or a Company-imposed “blackout period”) prohibits trading in Common Stock, the period for exercising the option or stock appreciation right will be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

Other Share-Based Awards and Cash-Based Incentive Awards.

The 2024 Equity Incentive Plan authorizes the granting of other awards based upon our Common Stock (including the grant of securities convertible into Common Stock), subject to terms and conditions established at the time of grant. The Compensation Committee may also grant cash-based incentive awards under the 2024 Equity Incentive Plan.

Performance Goals

The Compensation Committee may, in its discretion, establish one or more performance goals as a precondition to the issuance or vesting of awards and also provide for predetermined awards to those participants with respect to whom the applicable performance goals are already satisfied. The performance goals may be based upon one or more of the following or other criteria as determined by the Compensation Committee: pre-tax income; after tax income; net income; operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cash and/or funds available for distribution; appreciation in the fair market value of total Common Stock; return on investment; total stockholder return; net earnings growth; stock appreciation; related return ratios; increase in revenues; net earnings; changes in the per share or aggregate market price of our Common Stock; number of securities sold; earnings before any one or more of the following: interest, taxes, depreciation or amortization or other non-cash expenses, as reflected in our financial reports for the applicable period; total revenue growth; funds and adjusted funds from operations; managed assets; and investment income from managed assets.

Certain Corporate Events, Reorganizations, Changes in Control, Etc.

If our Company or our subsidiaries are involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or shares of our Company or our subsidiaries or a similar transaction, any share dividend, share split, reverse share split, share combination, reclassification, recapitalization or other similar change in the capital structure of our Company or our subsidiaries, or if there is any distribution to stockholders other than cash dividends or any other event which in the judgment of the Compensation Committee necessitates adjustments to the terms of the outstanding awards, then (i) the maximum aggregate number and kind of shares which may be made subject to options and dividend equivalent rights under the 2024 Equity Incentive Plan, (ii) the maximum aggregate number and kind of restricted stock that may be granted under the 2024 Equity Incentive Plan, and (iii) the maximum aggregate number of RSUs and other awards that may be granted under the 2024 Equity Incentive Plan may be appropriately adjusted by the Compensation Committee in its discretion.

The Compensation Committee will take any such action as it determines is necessary to maintain each participant’s rights so that each participant’s rights with respect to such participant’s respective options, RSUs, restricted Common Stock and dividend equivalent rights are substantially proportionate to the rights existing in such awards before the event, including, without limitation, adjustments in the number of options, RSUs, restricted Common Stock and dividend equivalent rights granted, the number and kind of shares or other property to be distributed in respect of options, RSUs, restricted Common Stock and dividend equivalent rights (and other awards as applicable), the option price and RSU value, and any performance-based criteria established in connection with awards.

In the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement)), the Compensation Committee will make an equitable or proportionate adjustment to outstanding awards to reflect such equity restructuring.

In connection with any change in control, the Compensation Committee may, in its sole discretion, provide for any one or more of the following: (1) a substitution or assumption of awards, or to the extent the surviving entity does not substitute or assume the awards, the acceleration of vesting of, the exercisability of, or lapse of restrictions on awards and (2) cancellation of any one or more outstanding awards and payment to the holders of such awards that are vested as of such cancellation (including any awards that would vest as a result of the occurrence of such event but for such cancellation) of the value of such awards, if any, as determined by the Compensation Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other holders of Common Stock in such event), including, in the case of stock options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the Common Stock subject to the option or stock appreciation right over the aggregate exercise price or strike price of such award.

Amendments and Termination

Our board of directors may amend the 2024 Equity Incentive Plan as it deems advisable, except that it may not amend the 2024 Equity Incentive Plan in any way that would adversely affect a participant with respect to an award previously granted unless the amendment is required in order to comply with applicable laws.

The 2024 Equity Incentive Plan will terminate, and no award will be granted, on or after the ten-year anniversary of the earlier of the approval of the 2024 Equity Incentive Plan by (1) our board of directors; or (2) the stockholders of our Company, provided, however, that our board of directors may at any time prior to that date terminate the 2024 Equity Incentive Plan.

Prohibition on Repricing

The repricing of awards shall not be permitted without stockholder approval. For this purpose, repricing generally includes changing the terms of an award to lower its exercise or base price, any other action that is treated as a repricing under generally accepted accounting principles, and repurchasing for cash or canceling an award in exchange for another award at a time when its exercise or base price is greater than the fair market value of the underlying shares, unless the cancellation and exchange occurs in connection with a change in control or an event described in the 2024 Equity Incentive Plan under “Changes in Capital Structure.”

Clawback/Repayment

The Compensation Committee may reduce, cancel, forfeit or recoup any awards as needed to comply with (1) any clawback, forfeiture or other similar policy that our board of directors or the Compensation Committee has adopted and as in effect from time to time and (2) applicable law. To the extent that a participant receives any amount in excess of the amount that the participant should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the participant will be required to repay any such excess amount to our Company.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the 2024 Equity Incentive Plan and the disposition of shares acquired through the exercise or settlement of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the

Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Non-Qualified Stock Options

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary compensation income generally will be recognized by an option holder at the time a non-qualified stock option is exercised, in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price.

Our Company generally will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary compensation income by the option holder with respect to a non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain, depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. If exercise of an option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Incentive Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder cannot dispose of the shares within two years after the incentive stock option is granted, nor within one year after the transfer of the shares to the option holder through exercise of the option. In addition, the option holder must be an employee of our Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option (special rules apply in the case of the death of the option holder).

In the event of a sale of Common Stock received upon the exercise of an incentive stock option, the Internal Revenue Code generally allows any gain to be treated as a capital gain to the option holder, but our Company will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described above are satisfied) will give rise to income includable by the option holder in alternative minimum taxable income in an amount equal to the excess of the fair market value of the share acquired on the date of the exercise over the exercise price.

If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Our Company generally will be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise generally will be long-term or short-term capital gain, depending on the holding period involved. If exercise of an option is permitted other than by cash payment of the exercise price, various tax rules may apply.

Restricted Stock

Unless a holder of restricted Common Sock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted Common Stock until the restricted Common Stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Dividends paid on unvested shares, if retained by the grantee, generally will be treated as ordinary compensation income for

U.S. federal income tax purposes (unless an 83(b) election has been made). Generally, when the restrictions are lifted, the holder will recognize ordinary compensation income, and our Company will be entitled to a deduction, equal to the difference between the fair market value of the shares at the time restrictions are lifted and the amount, if any, paid by the holder for the restricted shares, subject to any limitations under Section 162(m). Subsequently realized changes in the value of the shares generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held.

In general terms, if a holder makes an election under Section 83(b) of the Internal Revenue Code upon the award of restricted Common Stock, the holder will recognize ordinary compensation income on the date of the award, and our Company will be entitled to a deduction, equal to (i) the fair market value of the restricted Common Stock as though the shares were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted Common Stock. If a holder makes an 83(b) election, there generally will be no tax consequences to the holder when restrictions are lifted, and all subsequent appreciation in the restricted Common Stock generally would be eligible for capital gains treatment. In the event of a forfeiture after an 83(b) election is made, no deduction or loss will be available, other than with respect to amounts actually paid for the shares.

RSUs

It is generally expected that RSUs will be designed with the intention there are no tax consequences as a result of the grant of an RSU until the associated payment is made, whether the payment is made in cash or Common Stock. When payment is made, the grantee generally will recognize ordinary income, and our Company generally will be entitled to a deduction, equal to the fair market value of the Common Stock and/or cash, as applicable, received upon payment, subject to any limitations under Section 162(m).

Dividend Equivalents

There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and our Company will be entitled to a deduction, equal to the amount received, subject to any limitations under Section 162(m).

Cash Bonuses

When a cash bonus payment is made, the participant generally will recognize ordinary income, and our Company will be entitled to a deduction, equal to the amount of such payment, subject to any limitations under Section 162(m).

New Plan Benefits Table

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the 2024 Equity Incentive Plan or would have been received by or allocated to participants for the last completed year because awards under the 2024 Equity Incentive Plan will be made at the discretion of the Compensation Committee.

Our board of directors recommends a vote FOR the approval of the 2024 Equity Incentive Plan.

A majority of all the votes cast on this proposal at the Annual Meeting is required for its approval. Proxies solicited by our board of directors will be voted FOR this proposal, unless otherwise instructed. Abstentions, if any, and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

BOARD AND COMMITTEE MATTERS

Board of Directors

Our board of directors is responsible for overseeing our business and affairs. Our board of directors conducts its business through meetings and actions taken by consent in lieu of meetings. During the year ended December 31, 2023, our board of directors held eight meetings. All of the directors then serving on our board of directors attended at least 75% of the aggregate number of meetings of our board of directors and of the committees of our board of directors on which they served during 2023, except for Stuart A. Rothstein. During the period, Mr. Rothstein attended 63% of the aggregate number of meetings of our board of directors, missing certain meetings due to unforeseen scheduling conflicts with certain activities and meetings in connection with his service as our Chief Executive Officer. The meetings of our board of directors that Mr. Rothstein missed were limited in scope and covered topics that were presented by management, for which Mr. Rothstein was involved in preparing and reviewing the materials, and Mr. Rothstein communicated his support of such topics to members of our board of directors ahead of such meetings. During the period, Mr. Rothstein attended all of the regular quarterly meetings of our board of directors where our business updates and financial results were discussed, among other matters. In addition, during the period, Mr. Rothstein attended all of the meetings of the Nominating and Corporate Governance Committee and five of the six meetings of the Compensation Committee, each at the invitation of the respective committees, for his views and perspective as our Chief Executive Officer. Eight of the directors then serving on our board of directors attended our 2023 annual meeting of stockholders. Our board of directors’ policy, as set forth in the Corporate Governance Guidelines, is to encourage and promote the attendance by each director at all scheduled meetings of our board of directors and all meetings of our stockholders.

Committees of the Board of Directors

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee. Mark C. Biderman (Chairperson), Scott S. Prince, Michael E. Salvati and Brenna Haysom are the current members of the Audit Committee. Our board of directors has determined that all of the members of the Audit Committee are independent as required by the NYSE listing standards, SEC rules governing the qualifications of Audit Committee members, the Corporate Governance Guidelines, the Independence Standards (as defined below) and the written charter of the Audit Committee. Our board of directors has also determined, based upon its qualitative assessment of their relevant levels of knowledge and business experience (see “Election of Directors” in this Proxy Statement for a description of our directors’ respective backgrounds and experience), that Messrs. Salvati, Biderman and Prince and Ms. Haysom each qualify as an “audit committee financial expert” for purposes of, and as defined by, the SEC rules and has the requisite accounting or related financial management expertise required by NYSE listing standards. In addition, our board of directors has determined that all of the members of the Audit Committee are financially literate as required by the NYSE listing standards.

The Audit Committee, which met eight times during 2023, among other things, acts on behalf of our board of directors to discharge our board of directors’ responsibilities relating to our and our subsidiaries’ corporate accounting and reporting practices, the quality and integrity of our consolidated financial statements, our compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of our external auditors, the staffing, performance, budget, responsibilities and qualifications of our internal audit function and reviewing our policies and procedures with respect to risk assessment and risk management. The Audit Committee is also responsible for reviewing with management and external auditors our interim and audited annual financial statements as well as approving the filing of our interim financial statements, meeting with officers responsible for certifying our annual report on Form 10-K or any quarterly report on Form 10-Q prior to any such certification and reviewing with such officers disclosures related to any significant deficiencies in the design or operation of internal controls. The Audit Committee is charged with periodically discussing with our external auditors such auditors’ judgments about the quality, not just the acceptability, of our accounting principles as applied in our consolidated financial statements. The specific responsibilities of the Audit Committee are set forth in its written charter, which is available for viewing on our website at www.apollocref.com.

Compensation Committee. Scott S. Prince (Chairperson), Mark C. Biderman, Pamela G. Carlton, Brenna Haysom and Robert A. Kasdin are the current members of the Compensation Committee. Our board of directors has determined that all of the members of the Compensation Committee are independent as required by the NYSE listing standards, the Corporate Governance Guidelines, the Independence Standards (as defined below) and the written charter of the Compensation Committee. The Compensation Committee, which met five times during 2023, is responsible for evaluating the performance of our Manager, reviewing the compensation and fees payable to our Manager under our Management Agreement, issuing compensation committee reports and administering the issuance of any shares of Common Stock or other equity awards issued to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager or one of its affiliates, do not receive cash compensation from us for serving as our officers. The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans, evaluates the performance of our Chief Executive Officer in light of those goals and objectives, and determines the level of compensation payable to our Chief Executive Officer pursuant to our Company’s equity-based plans based on (i) this evaluation, (ii) the results of the most recent stockholder advisory vote on executive compensation required by Section 14A of the Exchange Act, and (iii) any other factors which the Compensation Committee may, in its discretion, consider appropriate. Under our Management Agreement, we are responsible for reimbursing our Manager for our allocable share of the compensation paid to our Manager’s personnel serving as our Chief Financial Officer and other corporate finance, tax, accounting, internal audit, legal, risk management, operations and compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs. The Compensation Committee is responsible for reviewing the information provided by our Manager to support the determination of our share of such costs. The Compensation Committee consults with our Manager when recommending to the board of directors the level of awards under the 2019 Equity Incentive Plan (as described below) to be payable to the personnel of our Manager and its affiliates. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee. The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on our website at www.apollocref.com.

Nominating and Corporate Governance Committee. Pamela G. Carlton (Chairperson), Robert A. Kasdin and Michael E. Salvati are the current members of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by the NYSE listing standards, the Corporate Governance Guidelines, the Independence Standards (as defined below) and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met three times during 2023, is responsible for, among other things, reviewing periodically and making recommendations to our board of directors on the range of qualifications that should be represented on our board of directors and eligibility criteria for individual board membership, as well as seeking, considering and recommending to the board qualified candidates for election as directors and approving and recommending to the full board of directors the appointment of each of our officers. For a discussion of the consideration of diversity in the process by which candidates for director are considered for nomination by the Nominating and Corporate Governance Committee, and the process for identifying and evaluating nominees for director, including nominees recommended by security holders, please see “Corporate Governance—Identification of Director Candidates” in this Proxy Statement. The Nominating and Corporate Governance Committee reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to the board of directors nominees to serve on each committee of our board of directors and to serve as the chair of each committee of our board of directors. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of our board of directors’ performance as a whole and that of the individual directors and reports thereon to our board of directors. The Nominating and Corporate Governance Committee also assists our board of directors in overseeing corporate responsibility matters, including periodically reviewing and assessing policies and practices relating to environmental sustainability and climate change, social impact, diversity, equity and inclusion, and other public policy or social issues significant to our Company. The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on our website at www.apollocref.com.

Report of the Audit Committee

The Audit Committee has furnished the following report for our fiscal year ended December 31, 2023:

The Audit Committee is responsible for monitoring the integrity of our consolidated financial statements, our system of internal controls, our risk management, the qualifications, independence and performance of our independent registered public accounting firm and our compliance with related legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm. The Audit Committee operates under a written charter adopted by our board of directors.

Management is primarily responsible for our financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee and review the financial reporting process. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by our management and our independent registered public accounting firm.

The Audit Committee held eight meetings in 2023. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management and Deloitte & Touche LLP. At these meetings, among other things, the Audit Committee reviewed the consolidated financial statements contained in our quarterly and annual periodic reports, as applicable, as well as our earnings releases. In addition, the Audit Committee and management discussed with Deloitte & Touche LLP the overall scope and plans for its audit.

At a meeting held subsequent to December 31, 2023, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited consolidated financial statements for the year ended December 31, 2023, and the related report prepared by Deloitte & Touche LLP. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee also discussed with Deloitte & Touche LLP matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of our consolidated financial statements.

The Audit Committee also discussed with Deloitte & Touche LLP its independence from us. Deloitte & Touche LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with audit committees concerning independence and represented that it is independent from us. The Audit Committee also received regular updates on the amount of fees and scope of audit and tax services provided by Deloitte & Touche LLP.

Based on the Audit Committee’s review and these meetings, discussions and reports, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in its written charter, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2023 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is presenting this selection to our stockholders for ratification.

Mark C. Biderman (Chairperson)

Brenna Haysom

Scott S. Prince

Michael E. Salvati

The foregoing Report of the Audit Committee shall not be deemed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

COMPENSATION OF DIRECTORS

In 2023, the Chair of our board of directors earned a $225,000 annual base director’s fee, $125,000 of which was paid in cash and $100,000 of which was paid in shares of restricted Common Stock or other equity awards, and each of our other non-employee directors earned a $175,000 annual base director’s fee, $75,000 of which was paid in cash and $100,000 of which was paid in shares of restricted Common Stock or other equity awards. These shares of restricted Common Stock vest in full on the anniversary of the date of grant. Upon the declaration of a dividend payable to holders of shares of our Common Stock, our directors will receive dividend payments on the shares of restricted Common Stock or other equity awards they hold to the same extent, and in the same per share amounts, as other holders of our Common Stock. In addition, in 2023 the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $20,000, $10,000 and $10,000, respectively, and the other members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee earned an annual cash retainer of $10,000, $5,000 and $2,500, respectively. We also reimburse all members of our board of directors for their travel related expenses incurred in connection with their attendance at board and committee meetings.

We pay directors’ fees only to those directors who are not employees of Apollo. Our independent directors and non-employee directors are also eligible to receive grants of stock options, shares of restricted Common Stock, restricted stock units, phantom shares, dividend equivalent rights and other equity-based awards under the 2019 Equity Incentive Plan, which must be approved by the Compensation Committee.

The following table summarizes the compensation received by our non-employee directors in the fiscal year ended December 31, 2023.

Name	Fees Earned or Paid in Cash($)(1)	Restricted Stock Awards ($)(2)	Total ($)
Mark C. Biderman	100,000	100,000	200,000
Pamela G. Carlton	90,000	100,000	190,000
Brenna Haysom	90,000	100,000	190,000
Robert A. Kasdin	82,500	100,000	182,500
Scott S. Prince	95,000	100,000	195,000
Michael E. Salvati	137,500	100,000	237,500
Carmencita N.M. Whonder	75,000	100,000	175,000

(1)	Amounts in this column represent annual board of directors, Chair, committee Chairperson and committee member fees paid to non-employee directors in 2023.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2023.

Non-Employee Directors Minimum Equity Ownership Guidelines

We believe that stock ownership by our non-employee directors is important in order to further align the interests inherent in stock ownership of these individuals and our stockholders. Our board of directors has adopted minimum equity ownership guidelines requiring each non-employee director to maintain a minimum number of shares of Common Stock having a market value equal to or greater than a multiple of three times such director’s annual cash retainer (excluding any portion of the retainer fee representing additional compensation for being a committee Chairperson). These mandatory ownership guidelines are intended to create a clear standard that encourages non-employee directors to remain invested in the performance of our stock price.

For purposes of the ownership guidelines, stock ownership includes any class of our equity securities, whether held directly or indirectly and whether vested or unvested, including shares of restricted Common Stock and shares deliverable upon settlement of restricted or unrestricted stock units. A non-employee director has three years from the date he or she becomes subject to the ownership guidelines to satisfy his or her respective requirements and come into compliance with the guidelines. Our current non-employee directors are in compliance with the requirements of this policy.

CORPORATE GOVERNANCE

Role of the Board and Risk Oversight

Pursuant to our Charter and Bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance and direction, but is not involved in our day-to-day operations. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with our Manager and our executive officers.

In connection with their oversight of risk to our business, our board of directors and the Audit Committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The Audit Committee discusses and reviews policies with respect to our risk assessment and risk management, including, but not limited to, guidelines and policies to govern the process by which risk assessment and risk management is undertaken, the adequacy of our insurance coverage, our interest rate risk management, our counter-party and credit risks, our capital availability and refinancing risks, any environmental risks and any cyber risks, if applicable. Our Manager regularly reports to our board of directors on our leverage policies, our asset acquisition process, any asset impairments and our compliance with applicable REIT and Investment Company Act of 1940 rules. Members of our board of directors routinely meet with our Manager and our executive officers, as appropriate, in connection with their consideration of matters submitted for the approval of our board of directors and the risks associated with such matters.

With respect to cybersecurity, our Audit Committee regularly interacts with, and receives reports from, our management, our Manager, Apollo and other service providers. The Audit Committee of our board of directors receives presentations and reports on cybersecurity risks from Apollo Global Management, Inc.’s Chief Security Officer or Chief Information Security Officer, at least annually. Additionally, Apollo and other service providers periodically report to management as it relates to our cybersecurity practices. For more information on our cybersecurity risk management, strategy and governance, please refer to our annual report on Form 10-K for the year ended December 31, 2023, under Part I, Item 1C. Cybersecurity.

We maintain separate roles for our Chief Executive Officer and Chair of our board of directors.

Our board of directors believes that its composition protects stockholder interests and provides sufficient independent oversight of our Manager. A majority of our current directors are “independent” under NYSE standards, as more fully described elsewhere in this Proxy Statement under “—Director Independence.” The independent directors meet separately from the personnel of our Manager on at least a quarterly basis and are very active in the oversight of our Company. The independent directors oversee such critical matters as the integrity of our financial statements, the evaluation and compensation of our Manager and the selection and evaluation of directors.

Each director has the ability to add items to the agenda of board of directors’ meetings or raise subjects for discussion that are not on the agenda for that meeting. In addition, our board of directors and each board of directors’ committee have complete and open access to our Manager and its officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement.

Our board of directors believes that its majority independent composition and the roles that our independent directors perform provide effective corporate governance at the board of directors level and independent oversight of both our board of directors and our Manager. The current governance structure, when combined with the functioning of the independent director component of our board of directors and our overall corporate governance structure, strikes an appropriate balance between strong and consistent leadership and independent oversight of our business and affairs.

In overseeing our corporate policies and our overall performance and direction, our board of directors has adopted the approach of operating in what it believes are the long-term best interests of our Company and our stockholders. In operating under these principles, our board of directors continuously reviews our policies, strategies and activities, including our corporate governance structure and other environmental, social and governance (“ESG”) related matters from time to time, and considers whether any changes are necessary or desirable. As part of this review and in connection with the Annual Meeting, our board of directors nominated Pamela G. Carlton, Brenna Haysom, Katherine G. Newman and Carmencita N.M. Whonder as directors to maintain and strengthen board diversity.

As part of our continuing corporate governance review, our board of directors periodically reviews our corporate governance documents and in connection with that review has considered an amendment to our Bylaws to allow our stockholders (without the concurrence of our board of directors) to implement bylaw amendments. After careful consideration of this matter, including the voting results at each of our 2017-2023 annual meetings of stockholders, our board of directors continues to believe that it remains in the best interests of our stockholders and our Company if authority to amend our Bylaws is vested exclusively in our board of directors as is permitted by Maryland law. Since our initial public offering in 2009, authority to amend our Bylaws has been vested exclusively with our board of directors. This arrangement has served our interests well, our board of directors believes, because under Maryland law, our directors owe legal duties to our Company that require them to act with a reasonable belief that their actions are in the best interests of our Company. On the other hand, under Maryland law, stockholders are not bound by any such legal duty and are permitted to take or to recommend actions that are in their own individual interests as stockholders without taking into account the broader interests of other stockholders or the interests of our Company. Beyond this factor, a significant percentage of our stockholders at any given time could consist of exchange traded or index funds that do not normally exercise independent judgment on matters presented to stockholders. In addition, in our discussions with our stockholders, none of our stockholders expressed any disagreement with or objection to our corporate governance policies, including the current procedures for amending our Bylaws. Our board of directors considers possible revisions to our corporate governance documents and bylaw amendments from time to time, and will adopt such revisions and/or amendments if it concludes that they are in the best interests of our Company.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors and executive officers. The Code of Conduct was designed to assist directors and executive officers in complying with the law, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Conduct are compliance with applicable governmental, state and local laws, compliance with securities laws, the use and protection of our Company assets, the protection of our confidential corporate information, dealings with the press and communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, health and safety, and conflicts of interest, including payments and gifts by third parties to directors and officers, outside financial interests of directors and officers that might be in conflict with our interests, access to our confidential records, corporate opportunities, and loans to directors and officers. The Code of Conduct is available for viewing on our website at www.apollocref.com. We will also provide the Code of Conduct, free of charge, to stockholders who request it. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which our board of directors carries out its responsibilities. Among the areas addressed by the Corporate Governance Guidelines are the composition of our board of directors and its functions and responsibilities, standing committees, director qualification standards, access to management and independent advisors, director compensation, management succession, director orientation and continuing education and the annual performance evaluation and review of our board of directors and committees.

Majority Vote Policy

The Corporate Governance Guidelines provide for a majority vote policy for the election of directors. Pursuant to this policy, in any uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to our board of directors following certification of the stockholder vote. The Nominating and Corporate Governance Committee shall promptly consider the resignation and make a recommendation to our board of directors with respect to the tendered resignation. In considering whether to accept or reject the tendered resignation, the Nominating and Corporate Governance Committee shall consider all factors it deems relevant, which may include the stated reasons, if any, why stockholders withheld votes from the director, any alternatives for curing the underlying cause of the withheld votes, the length of service and qualifications of the director, the director’s past and expected future contributions to our Company, the composition of our board of directors, and such other information and factors as members of the Nominating and Corporate Governance Committee shall determine are relevant.

Our board of directors will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days after the certification of the stockholder vote. Any director who tenders his or her resignation to our board of directors will not participate in the Nominating and Corporate Governance Committee’s consideration or board action regarding whether to accept such tendered resignation.

We will promptly disclose our board of directors’ decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a press release, a filing with the SEC or in another broadly disseminated means of communication.

The Corporate Governance Guidelines are available for viewing on our website at www.apollocref.com. We will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Requests should be directed to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.

Human Capital

We are externally managed and advised by our Manager, an indirect subsidiary of Apollo, a high-growth, global alternative asset manager.

Apollo’s talent is instrumental to its success as a global alternative asset manager and retirement services provider. Investing in and fostering a modern and inclusive high-performance culture is core to operating business and delivering positive outcomes for Apollo’s shareholders and fund investors, and Apollo’s employee value proposition is designed to engage and develop talent to deliver maximum impact. Apollo believes its commitment to expanding opportunity across its ecosystem is central to the Apollo business model, an integrated platform which fosters strong collaboration across businesses and functions. Rooted in its core values, Apollo strives to build a culture where all of its people can excel and grow in their careers.

Talent Development

Apollo believes that ongoing professional development is a critical part of culture at Apollo and an important enabler of its investment process. Because of Apollo’s entrepreneurial culture, the breadth of its integrated platform, and its reputation for strong investment performance, Apollo believes it can attract, develop and retain top talent. Apollo has development programs in place at the associate, principal, managing director and partner levels which demonstrate its commitment to developing, engaging and retaining its employees. In addition to training and annual review programs, Apollo has instituted annual employee surveys that measure employee satisfaction and engagement, and help evaluate and guide human capital decision-making. Apollo works in partnership with its employees to build ongoing culture and diversity, equity and inclusion initiatives that advance Apollo’s goal of being a great place to work.

Compensation and Benefits

Apollo works to offer a compelling employee value proposition to support employees’ well-being and reward strong performance. Apollo’s pay for performance compensation philosophy is designed to reward employees for performance and to align employee interests with the firm’s long-term growth and with Apollo’s shareholders. All of Apollo’s employees are granted stock through a range of equity-based compensation programs, including Apollo’s “One Apollo” stock program. Apollo’s benefits programs are intended to support employees and their families, and include healthcare, wellness initiatives, retirement programs, paid time off and family leave.

Expanding Opportunity

Expanding opportunity is an important part of Apollo’s culture and is focused on three specific areas – workplace, marketplace and community. Apollo’s employees are actively engaged in expanding opportunity across these dimensions. Apollo is keenly focused on how it attracts, develops, and retains great talent from all backgrounds at Apollo. Guided by the principle that well-managed, diverse teams outperform, Apollo works hard to leverage a range of perspectives to solve complex problems for its clients. Apollo believes that an engaged and inclusive workforce will bring the best ideas to innovate and drive value for Apollo’s clients and the communities in which it operates.

Citizenship

Apollo seeks to actively invest in its communities and engage employees and other stakeholders in meaningful and impactful Citizenship Programs. Apollo offers its employees philanthropic, volunteer, and other forms of engagement to strengthen communities and expand opportunity around the globe. To empower employees to give back, Apollo hosts volunteer events and provides citizenship grants for matching gifts and volunteer rewards each year. Apollo is proud to amplify the efforts of employees, supporting the communities in which they live and the causes and organizations of greatest importance to them.

Apollo Opportunity Foundation

The Apollo Opportunity Foundation was launched in February 2022 to invest in non-profit organizations working to expand opportunity for underrepresented individuals. The Apollo Opportunity Foundation’s mission is to expand opportunity in communities where Apollo’s employees live and work around the globe by deploying capital and engaging Apollo’s employees to invest in career education, workforce development and economic empowerment for all. The Apollo Opportunity Foundation seeks to partner with organizations that are championed by Apollo employees to advance economic prosperity and expand opportunity for underrepresented individuals.

Sustainability and Corporate Responsibility

Apollo believes that taking sustainability and environmental, social and governance factors into account can help drive value creation, and Apollo recognizes the unique opportunity to do well by doing good through investments.

Apollo believes it is uniquely positioned to drive a more sustainable future and expand opportunity in its workplace, the marketplace, and throughout the communities where it works and lives. Accordingly, Apollo has taken an integrated approach to incorporating relevant environmental, social, and governance considerations into how it invests, lends, and operates as a firm globally.

Apollo’s sustainability strategy prioritizes the creation of economic value for its shareholders and serving the needs of its clients and employees in a responsible way. Apollo believes sustainability is more than simply a negative screen, a risk mitigator, or a due diligence lens; rather, Apollo believes sustainability is a potential driver of returns and growth. Accordingly, Apollo views sustainable investment to be the strategy and practice of incorporating environmental, social, and governance factors and sustainability considerations into investment decisions, practices, and ownership, to the extent they are deemed to be material to financial performance and consistent with fiduciary obligations. Where appropriate, Apollo seeks to: engage with portfolio companies and issuers on financially material issues; report on activities and progress of Apollo and the activities and progress of portfolio companies of the funds Apollo manages, to fund investors, shareholders, and stakeholders alike; and support the implementation of best practices across the alternative asset management and retirement services industries.

In 2023, Apollo’s Chief Sustainability Officer, in coordination with the sustainability and corporate responsibility committee of the board of directors of Apollo Global Management, Inc., reviewed and approved updates to Apollo’s Sustainable Investing and Environmental, Social, and Governance Policy and Apollo’s Corporate Political Activities Policy. Apollo also adopted several new policies, including an Environmental, Health and Safety Policy, a Human Rights Policy, and a Supplier Code of Conduct. In addition, consistent with its strategic approach to climate-related financial transparency, Apollo expanded its voluntary disclosures included in its annual sustainability report, which is available on Apollo’s website, to include financed emissions data, carbon footprint data, weighted average carbon intensity, and weighted average data quality scores for certain investments held by select Apollo-managed funds.

Director Independence

The Corporate Governance Guidelines provide that a majority of the directors serving on our board of directors must be independent as required by NYSE listing standards. In addition, as permitted under the Corporate Governance Guidelines, our board of directors has adopted certain categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of directors. The Independence Standards are available for viewing on our website at www.apollocref.com. Based upon its review of all relevant facts and circumstances, our board of directors has affirmatively determined that six of the nine nominees for election as directors—Mark C. Biderman, Pamela G. Carlton, Brenna Haysom, Robert A. Kasdin, Scott S. Prince and Michael E. Salvati—qualify as independent directors under the NYSE listing standards and the Independence Standards. In connection with this review, our board of directors did not determine that our director nominee Carmencita N.M. Whonder qualifies as an independent director under our Independence Standards. Although she is not an employee of Apollo, any Apollo portfolio company or any of their affiliates, the issue relating to her qualification as an independent director arises solely because she is employed by a law firm that provides advice to Apollo and to certain Apollo portfolio companies on legislative, regulatory and related matters.

Review and Approval of Transactions with Related Persons

Our board of directors has adopted written policies and procedures for review, approval and ratification of transactions involving us and “related persons” (directors and executive officers, stockholders beneficially owning greater than 5% of our outstanding capital stock, or immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). A summary of these policies and procedures is set forth below:

Policies

•	Any covered related party transaction must be approved by our board of directors or by the Audit Committee or a committee appointed by our board of directors consisting solely of disinterested directors (each an “Appointed Committee”). In considering a related party transaction, our board of directors or the Appointed Committee will consider all relevant factors, including, as applicable, (i) our business rationale for entering into the transaction; (ii) the available alternatives to the transaction; (iii) whether the transaction is on terms comparable to those available to or from third parties; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest; and (v) the overall fairness of the transaction to us.

•

On at least an annual basis, our board of directors or the Appointed Committee, as applicable, will monitor each related party transaction to assess whether it is advisable for us to amend or terminate the transaction.

Procedures

•

Management or the affected director or executive officer will bring a potential related party transaction matter to the attention of the Chairperson of the Audit Committee or, if the Chairperson of the Audit Committee is the affected director, to the attention of the Chairperson of the Nominating and Corporate Governance Committee.

•

The appropriate Chairperson will determine whether a particular matter is a related party transaction under the policy and therefore, should be considered by our board of directors or the Appointed Committee.

•

If a director is involved in a potential related party transaction, such director will be recused from all discussions and decisions by the board of directors or the Appointed Committee about the transaction.

•

Each related party transaction must be approved in advance whenever practicable and, if not practicable, must be ratified as promptly as practicable after the board of directors learns of the transaction.

•

No director will participate in any discussion or approval of a related party transaction for which such director is a related party, except that the director will provide all material information concerning the interested transaction to our board of directors or the Appointed Committee.

•

If a related party transaction will be ongoing, our board of directors or the Appointed Committee may establish guidelines for our Company to follow in its ongoing dealings with the related party. Thereafter, the board of directors or the Appointed Committee, on at least an annual basis, will review and assess ongoing relationships with the related party to see that such related party is in compliance with the guidelines set and that the related party transaction remains appropriate.

•	All related party transactions will be disclosed in our applicable filings with the SEC as required under SEC rules.

Identification of Director Candidates

In accordance with the Corporate Governance Guidelines and its written charter, the Nominating and Corporate Governance Committee assists our board of directors in identifying individuals qualified to become director candidates for our board of directors and recommends director candidates to our board of directors for consideration as nominees to stand for election at our annual meetings of stockholders. Director candidates are recommended for nomination for election as directors in accordance with the procedures set forth in the written charter of the Nominating and Corporate Governance Committee.

We seek highly qualified director candidates from diverse business, professional and educational backgrounds who combine a broad spectrum of experience and expertise with a reputation for the highest personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee periodically reviews the appropriate skills and characteristics required of our directors in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In accordance with the Corporate Governance Guidelines, directors should possess the highest personal and professional ethics, integrity and values, exercise good business judgment, be committed to representing the long-term interests of our Company and its stockholders and have an inquisitive and objective perspective, practical wisdom and mature judgment. The Nominating and Corporate Governance Committee assists our board of directors in reviewing director candidates with the objective of assembling a slate of directors that can best fulfill and promote our goals, regardless of gender, age or race, and recommends director candidates based upon contributions they can make to our board of directors and management and their ability to represent our long-term interests and those of our stockholders.

Upon determining the need for additional or replacement board members, the Nominating and Corporate Governance Committee assesses potential director candidates based upon information it receives regarding such potential candidates or otherwise possesses, which assessment may be supplemented by additional inquiries. In conducting this assessment, the Nominating and Corporate Governance Committee considers knowledge, experience, skills, diversity and such other factors as it deems appropriate in light of our current needs and those of our board of directors. Although the Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, it is one of the factors that it takes into account when evaluating director candidates. Our director nominees include a total of four women, and two nominees who identify as an underrepresented minority. The Nominating and Corporate Governance Committee may seek input on such director candidates from other directors, including the Chair of our board of directors and our Chief Executive Officer, and recommends director candidates to our board of directors for nomination. The Nominating and Corporate Governance Committee does not solicit director nominations, but it will consider recommendations by stockholders with respect to elections to be held at an annual meeting. The Nominating and Corporate Governance Committee will evaluate nominees recommended by stockholders against the same criteria that it uses to evaluate other nominees. The Nominating and Corporate Governance Committee may, in its sole discretion, engage one or more search firms or other consultants, experts or professionals to assist in, among other things, identifying director candidates or gathering information regarding the background and experience of director candidates. If the Nominating and Corporate Governance Committee engages any such third party, the Nominating and Corporate Governance Committee will have sole authority to approve any fees or terms of retention relating to these services.

Hedging and Speculative Trading

Our board of directors has adopted, as part of our insider trading policy, prohibitions against our executives, directors and all employees, partners, directors and officers of Apollo engaging in transactions of a speculative nature involving our securities at any time, including, but not limited to, the purchase or sale of put options. In addition, such persons are prohibited from short-selling our securities or engaging in transactions involving other derivatives based on our securities, including options, warrants, restricted stock units, stock appreciation rights or similar rights whose value is derived from the value of our Common Stock (other than securities granted under the 2019 Equity Incentive Plan or a successor plan) or that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to or for the benefit of our directors and executive officers.

Director Attendance at Meetings of Stockholders

As set forth in the Corporate Governance Guidelines, our policy is to encourage and promote the attendance by each director at all meetings of our stockholders.

Communications with the Board of Directors

Our board of directors has approved a process to enable communications with the independent members of the board of directors or the Chairperson of any of the committees of the board of directors. Communications by email should be sent to stockholdercommunications@apollocref.com. Communications by regular mail should be sent to the attention of our Secretary at our office at 9 West 57th Street, 42nd Floor, New York, New York 10019. Each communication received will be reviewed to determine whether the communication requires immediate action. All appropriate communications received, or a summary of such communications, will be sent to the appropriate member(s) of our board of directors. However, we reserve the right to disregard any communication we determine is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. Our Secretary, or his or her delegate, has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Our board of directors has approved this communication process.

Executive Sessions of Independent Directors

The independent directors serving on our board of directors meet in executive sessions at least four times per year at regularly scheduled meetings of our board of directors. These executive sessions of our board of directors are presided over by the Chair or another of the independent directors serving on our board of directors selected on an ad-hoc basis.

INFORMATION REGARDING OUR EXECUTIVE OFFICERS

Our President and Chief Executive Officer is Stuart A. Rothstein. Our Chief Financial Officer, Treasurer and Secretary is Anastasia Mironova. For Mr. Rothstein’s biography, please see “Election of Directors—Information Regarding the Nominees for Election as Directors.” The following sets forth the biographical information for Ms. Mironova as of April 26, 2024.

Anastasia Mironova, 39, has served as our Chief Financial Officer, Treasurer and Secretary since April 2022. Since March 2024, Ms. Mironova has served as the Interim Chief Financial Officer, Treasurer and Secretary of ARIS. Prior to joining Apollo, she served from May 2021 to April 2022 as a partner focused on public REITs and debt funds at BDO USA, LLP (“BDO”). Prior to BDO, Ms. Mironova spent 15 years until April 2021 at Deloitte (including Deloitte & Touche LLP and Deloitte CIS), where her main area of focus was public mortgage REITs. Ms. Mironova graduated from the Finance Academy under the Government of the Russian Federation with a Masters in Finance and Credit. She is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We have no employees. We are managed by ACREFI Management, LLC, our Manager, pursuant to our Management Agreement. Our Manager is an indirect subsidiary of Apollo, a leading global alternative investment manager with a contrarian and value-oriented investment approach in private equity, credit and real assets. Apollo had total assets under management of approximately $650.8 billion as of December 31, 2023. Our Manager is led by an experienced team of senior real estate professionals who have significant experience in underwriting and structuring commercial real estate financing transactions. Through this structure, we benefit from Apollo’s global infrastructure and operating platform, through which we are able to source, evaluate and manage potential investments in our target assets.

Under the Management Agreement, we pay our Manager a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears. Our stockholders’ equity, for purposes of calculating the management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. We are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For additional details regarding payments under our Management Agreement, see “Certain Relationships and Related Transactions.”

We do not have agreements with any of our executive officers or any employees of our Manager or its affiliates with respect to their cash compensation. Our named executive officers for 2023, Mr. Rothstein, our Chief Executive Officer, and Ms. Mironova, our Chief Financial Officer, are each an employee of an affiliate of our Manager.

Because we are an externally managed REIT and because our two named executive officers are not our employees, our board of directors and the Compensation Committee do not set or determine the compensation that is paid by our Manager and its affiliates to these individuals. In addition, we do not pay nor do we reimburse our Manager for any portion of the compensation that is paid by our Manager and its affiliates to our Chief Executive Officer. However, under the terms of the Management Agreement, we do reimburse our Manager or its affiliates for our allocable share of the compensation (which includes annual base salary, bonus and any related withholding taxes and employee benefits) paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. For the year ended December 31, 2023, the amount of Ms. Mironova’s total compensation paid by our Manager that was allocable to us based on the percentage of her time spent managing our affairs was $691,500.

Executive Compensation Paid by Our Manager and its Affiliates

As employees of Apollo, our Chief Executive Officer and our Chief Financial Officer are compensated by our Manager and its affiliates under compensation arrangements made with Apollo. The following information relating to these compensation arrangements have been provided to us by our Manager.

Apollo’s compensation philosophy is to seek to align the interests of its professionals with those of its stockholders and investors in the vehicles that it manages, including us long-term. In setting compensation for its professionals, including our Chief Executive Officer and Chief Financial Officer, Apollo takes into consideration various factors in determining the total compensation payable to its professionals including the type, scope and level of responsibility of the professional, competitive market dynamics, the individual contributions made by the professional to the success of Apollo and corporate citizenship exhibited by the professional. With regard to the compensation that was paid by Apollo to our Chief Executive Officer and our Chief Financial Officer, Apollo also took into account the positive steps taken by our Company and the contributions made by these individuals to such success during 2023 including prudent liquidity management, pro-active asset management, our substantive investor outreach and engagement and our continued efforts to drive our Company’s growth and support the strength of our balance sheet and risk management activities. While each of these principles and factors is considered by Apollo in making compensation decisions, Apollo did not attempt to rank or assign relative weight to any of the above factors but rather applied its judgment in considering them in their entirety.

In setting compensation for its professionals, including our named executive officers (our Chief Executive Officer and our Chief Financial Officer), Apollo did not take into account the amount of the management fee we pay to our Manager. This approach focuses on the belief that a whole team of professionals at Apollo (in addition to our named executive officers) support our Company and these professionals not only support our efforts but also work on a broad range of activities for Apollo. As a consequence, no portion of the management fee paid to our Manager was allocated by our Manager to the compensation paid by Apollo to any of our named executive officers.

However, to put into context the compensation paid by Apollo to our named executive officers in relation to our management fee, our Manager estimates the total compensation of the named executive officers paid by Apollo that was reasonably associated with their support of our Company, including any equity-based awards given to our named executive officers of our Common Stock or any equity-based awards related to the common stock of an affiliate of our Manager, represented less than 10% of the management fee paid by us to our Manager in 2023. See Footnote 3 under “Executive Compensation—Compensation of Executive Officers—Summary Compensation Table.” Of the total compensation paid to our named executive officers by Apollo in 2023 approximately 25% was fixed (i.e., annual base salary), and approximately 75% was variable or incentive pay (i.e., bonus).

Equity Compensation

The Compensation Committee has granted, and may continue to grant, from time to time, equity-based awards designed to align the interests of our Manager and personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement with those of our stockholders, by allowing our Manager and personnel of our Manager and its affiliates to share in the creation of value for our stockholders through stock appreciation and dividends. These equity-based awards are generally subject to time-based vesting requirements designed to promote retention and to achieve strong performance for our Company. These awards further provide flexibility to us in our ability to enable our Manager and its affiliates who support our Manager to attract, motivate and retain talented individuals. The 2019 Equity Incentive Plan provides for the issuance of equity-based awards, including restricted shares of Common Stock, restricted stock units, stock options, phantom shares, dividend equivalents and other awards based on our Common Stock. Restricted shares of Common Stock issued to our non-employee directors in respect to a portion of their annual director fees are also issued under this plan.

Our board of directors has delegated its administrative responsibilities under the 2019 Equity Incentive Plan to the Compensation Committee. In its capacity as plan administrator, the Compensation Committee has the authority to make awards to our Manager, directors and officers, and employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and to determine what form the awards will take and the terms and conditions of the awards.

The Compensation Committee considers our performance as one of the important factors in determining the awards granted under the 2019 Equity Incentive Plan. The Compensation Committee in consultation with our Manager and executive officers, developed performance measures in order to link awards under the 2019 Equity Incentive Plan and our financial and operating performance. Accordingly, in evaluating our performance for 2023, the Compensation Committee considered the achievement of various qualitative measures of Company performance, including portfolio-related performance, operating performance, capital management and deployment, investor relations and regulatory compliance. The Compensation Committee also considered quantitative performance objectives for 2023 including results of operations, financial performance ratios, stock performance metrics and dividends. In addition, the Compensation Committee considered individual contributions to our activity during 2023 by our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. As a result of this review process, the Compensation Committee determined to make the grants set forth under “—2023 Equity Grants” below to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. The Compensation Committee has not adopted a formal equity incentive compensation program for 2023, and, to the extent the Compensation Committee determines to make grants during 2023, we expect that goals, business objectives and measures of our performance will be considered by the Compensation Committee, in consultation with our Manager and executive officers, in determining whether to make, and the amount of any, such grants.

2023 Equity Grants

In December 2023, after consideration of our Company’s performance in light of the qualitative and quantitative performance measures set forth above under “—Equity Compensation” and after consultation with our Manager and senior management of affiliates of our Manager who provide services to us, the Compensation Committee approved the grant of an aggregate value of approximately $13.1 million of restricted stock units under the 2019 Equity Incentive Plan to personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, including our named executive officers. Pursuant to the Compensation Committee’s approval, Mr. Rothstein and Ms. Mironova received 90,909 and 12,396 of these restricted stock units, respectively. The restricted stock units vest in substantially equal annual installments on the last day of each fiscal year over a period of three years, beginning with the first full fiscal year following the date of the original grant of such restricted stock units. In addition, the recipients have the right to receive, with respect to each restricted stock unit, cash distributions paid not later than 30 days after any ordinary cash distributions are paid to the holders of shares of our Common Stock. We will deliver to the recipients shares of Common Stock equal to the number of vested restricted stock units no later than March 15 following the year in which the applicable vesting date occurs. Please see “2019 Equity Incentive Plan and Other Matters—Awards” for a description of restricted stock units.

Say-on-Pay Vote

At our 2023 annual meeting of stockholders, we provided our stockholders with a proposal to approve, on an advisory basis, the compensation of our named executive officers. The description of the compensation of our named executive officers in our proxy statement for our 2023 annual meeting of stockholders included, and this Proxy Statement includes, additional information relating to the compensation received by our named executive officers by our Manager, including the proportions of fixed, and variable or incentive pay. A vast majority of our stockholders (96.5%) that voted at the annual meeting of stockholders with respect to this advisory vote approved the compensation of our named executive officers as described in our proxy statement for our 2023 annual meeting of stockholders.

Stockholder Outreach and Analysis

During 2023, we continued to engage in stockholder outreach and discussions with stockholders in an effort to further discuss our Company and, among other things, its compensation philosophy.

Members of our management have participated in these discussions. We believe that all of these stockholders understood that we are an externally managed company and as such our named executive officers are not employed by us, but instead are employed by Apollo. In addition, they understood that, except for discretionary grants under the 2019 Equity Incentive Plan, we do not determine the compensation received by any of our named executive officers, we do not pay any of the compensation of our Chief Executive Officer and we only reimburse our Manager or its affiliates for our allocable share of the compensation, including annual base salary, bonus and any related withholding taxes and employee benefits, paid to the Chief Financial Officer that is supplied to us by our Manager under the Management Agreement. None of the stockholders we contacted expressed any disagreement or objection with our compensation practices.

Say-on-Frequency Vote

At our 2023 annual meeting of stockholders, our stockholders recommended that we hold an advisory stockholder vote on the compensation of our named executive officers annually. In light of this recommendation from our stockholders, as well as other factors, our board of directors determined to hold annual stockholder advisory votes with respect to the compensation of our named executive officers.

Compensation Committee Report

The Compensation Committee evaluates and establishes equity award compensation for our Manager and our directors and officers, employees and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement and administers our 2019 Equity Incentive Plan. The Compensation Committee consults with our Manager when determining the level of grants under our 2019 Equity Incentive Plan to be payable to our Manager, our executive officers and other personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement. While our management has the primary responsibility for our financial reporting process, including the disclosure of executive compensation, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. The Compensation Committee believes that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Scott S. Prince (Chairperson)

Mark C. Biderman

Pamela G. Carlton

Brenna Haysom

Robert A. Kasdin

The foregoing Compensation Committee Report shall not be deemed under the Securities Act or the Exchange Act to be (i) “soliciting material” or “filed” or (ii) incorporated by reference by any general statement into any filing made by us with the SEC, except to the extent that we specifically incorporate such report by reference.

Compensation of Executive Officers

The following table summarizes the annual compensation received by our named executive officers in the 2023, 2022 and 2021 fiscal years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Stuart A. Rothstein(2), President and Chief Executive Officer	2023	—	—	1,099,999	—	1,099,999
	2022	—	—	2,200,163	—	2,200,163
	2021	—	—	2,200,000	—	2,200,000
Anastasia Mironova(3), Chief Financial Officer, Treasurer and Secretary (commenced serving as Chief Financial Officer, Treasurer and Secretary on April 4, 2022)	2023	329,837	470,014	149,992	50,418	1,000,261
	2022	217,231	691,389	249,999	37,005	1,195,624

(1)

Amounts in this column represent the aggregate grant date fair value of awards of shares of restricted Common Stock or restricted stock units computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, each grant date fair value is calculated using the closing price of our Common Stock on the date of grant.

(2)	Mr. Rothstein is an employee of an affiliate of our Manager and is not paid cash compensation by us.
(3)

Ms. Mironova is an employee of an affiliate of our Manager and is not paid cash compensation by us. Amounts in the columns entitled “Salary,” “Bonus” and “All Other Compensation” for Ms. Mironova represent the compensation expense, including annual base salary and bonus (comprised of cash and value of equity-based awards made by an affiliate of our Manager, which value may differ from the amortized compensation expense during such period), that was allocable to us based on the percentage of time she spent managing our affairs in her capacity as Chief Financial Officer. For 2023, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $21,679 and $28,741 associated with taxes and benefits, respectively. For 2022, the amount in the column entitled “All Other Compensation” includes our allocable share of the expenses in the amount of $19,256 and $17,749 associated with taxes and benefits, respectively.

Grants of Plan-Based Awards

The following table summarizes certain information regarding all plan-based awards granted during the 2023 fiscal year to our named executive officers. Awards granted under the 2019 Equity Incentive Plan include a minimum vesting period of at least one year.

Grants of Plan Based Awards for 2023

	Grant Date	Date of Board of Director or Committee Action	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Stuart A. Rothstein	12/26/2023	12/8/2023	90,909	1,099,999
Anastasia Mironova	12/26/2023	12/8/2023	12,396	149,992

(1)	Amounts in this column represent restricted stock unit awards.
(2)	Amounts in this column represent the aggregate grant date fair value of awards granted in 2023 computed in accordance with FASB ASC 718.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information with respect to all outstanding equity-based awards held at the end of the 2023 fiscal year by each named executive officer.

	Stock Awards
Names	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Stuart A. Rothstein	276,183	(3)	3,242,388
Anastasia Mironova	25,929	(4)	304,406

(1)	Represents restricted stock units granted pursuant to the 2019 Equity Incentive Plan.
(2)	Based on the closing price of our Common Stock on the last business day of the fiscal year ended December 31, 2023 — $11.74.
(3)	These restricted stock units vest in substantially equal annual installments on December 31 of each of 2024, 2025 and 2026.
(4)

21,207 restricted stock units vest in substantially equal annual installments on December 31 of each of 2024, 2025 and 2026. 4,722 restricted stock units vest in substantially equal annual installments on April 4 of each of 2024 and 2025.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2019 Equity Incentive Plan provides for grants of restricted Common Stock, restricted stock units and other equity-based awards up to an aggregate of 7,000,000 shares of our Common Stock. The following table presents certain information about our equity compensation plans as of December 31, 2023:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column of This Table)
Equity compensation plans approved by stockholders	3,896,751	$—	384,416
Equity compensation plans not approved by stockholders	—	$—	—
Total	3,896,751	$—	384,416

(1)

Reflects the aggregate number of outstanding restricted stock units granted under the 2019 Equity Incentive Plan as of December 31, 2023 (including any restricted stock units that had vested but were undelivered as of December 31, 2023).

2019 Equity Incentive Plan and Other Matters

We have adopted the 2019 Equity Incentive Plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours, who are expected to provide significant services to our Company and our subsidiaries. If the 2024 Equity Incentive Plan is adopted by stockholders, no additional awards will be granted under the 2019 Equity Incentive Plan as it existed before the amendment and restatement. All outstanding awards granted under the 2019 Equity Incentive Plan will remain in effect in accordance with their terms. If the 2024 Equity Incentive Plan is not adopted by stockholders, the 2019 Equity Incentive Plan will remain in effect in accordance with its terms, and awards may be granted pursuant to the 2019 Equity Incentive Plan until June 12, 2029, the expiration of ten years from the effective date of the 2019 Equity Incentive Plan. For more information see “Stockholder Approval of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan” above.

Administration

The Compensation Committee has full authority to administer and interpret the 2019 Equity Incentive Plan, to authorize the granting of awards, to determine the eligibility of directors, officers, advisors, consultants and other personnel, personnel of our Manager and its affiliates who support our Manager in providing services to us under our Management Agreement, and any joint venture affiliates of ours to receive an award, to determine the number of shares of Common Stock to be covered by each award (subject to the individual participant limitations provided in the 2019 Equity Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2019 Equity Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2019 Equity Incentive Plan or the administration or interpretation thereof. Unless previously terminated by our board of directors, no new award may be granted under the 2019 Equity Incentive Plan after the tenth anniversary of the earlier of the date that such plan was initially approved by (i) our board of directors or (ii) our stockholders.

Awards

Shares of Restricted Common Stock. A restricted stock award is an award of shares of Common Stock that is subject to restrictions on transferability and such other restrictions, if any, as the Compensation Committee may impose at the date of grant. Grants of shares of restricted Common Stock will be subject to vesting schedules as determined by the Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the Compensation Committee may determine. A participant granted shares of restricted Common Stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the shares of restricted Common Stock. Although dividends may be paid on shares of restricted Common Stock, whether or not vested, at the same rate and on the same date as on shares of our Common Stock, holders of shares of restricted Common Stock are prohibited from selling such shares until they vest.

Dividend Equivalents. A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of Common Stock) of dividends paid on shares of Common Stock otherwise subject to an award. The Compensation Committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of Common Stock. The Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Restricted Stock Units. Restricted stock units represent a promise to pay shares of our Common Stock upon the completion of a service-based vesting period.

Change in Control

Upon a change in control (as defined in the 2019 Equity Incentive Plan), the Compensation Committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the Compensation Committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

In addition, the 2019 Equity Incentive Plan provides that, in the event of a change in control, the Compensation Committee shall take any such action as in its discretion it shall consider necessary to maintain each grantee’s rights under the 2019 Equity Incentive Plan (including under grantee’s applicable award agreement) so that such grantee’s rights are substantially proportionate to the rights existing prior to such event, including, without limitation, adjustments in the number of shares, options or other awards granted, the number and kind of shares or other property to be distributed in respect of any options or rights previously granted under the plan, and the exercise price, purchase price and performance-based criteria established in connection with any grants (to the extent consistent with Section 162(m) of the Internal Revenue Code of 1986, as applicable).

Option Exercises and Stock Vested

No stock options have been granted by our Company to date. The following table summarizes certain information regarding restricted stock unit awards that vested during the 2023 fiscal year with respect to the named executive officers.

	Stock Vested in 2023
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)(2)
Stuart A. Rothstein	190,222	2,233,206
Anastasia Mironova	6,765	73,521

(1)

This value includes the value of vested restricted stock units which settled in shares of Common Stock. The restricted stock units generally vest on an annual schedule over a period of time. Following the expiration of each vesting period, our Company will deliver shares of non-restricted Common Stock to the applicable named executive officers. Please see “2019 Equity Incentive Plan and Other Matters—Awards” for a more detailed description of the restricted stock units.

(2)

The Value Realized on Vesting column reflects the aggregate value realized with respect to all stock awards that vested in fiscal year 2023. The value realized in connection with each vesting of stock awards is calculated as follows: the number of vested shares underlying a restricted stock unit award multiplied by the closing price of the Common Stock on the vesting date.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between “compensation actually paid” to our named executive officers and certain financial performance metrics of our Company and the Bloomberg REIT Mortgage Index (the “BBREMTG Index”), a capitalization-weighted index of mortgage REITs, for the same period. The Compensation Committee has not historically evaluated, and does not currently evaluate “compensation actually paid” as calculated pursuant to Item 402(v)(2) of Regulation
S-K
as part of its executive compensation determinations; accordingly, the Compensation Committee does not use any financial or non-financial
performance measure specifically to link executive “compensation actually paid” to our Company’s performance. For further information concerning our compensation philosophy, refer to “—Compensation Discussion and Analysis”.
The following tables illustrate the compensation actually paid to our Chief Executive Officer (“PEO”) and our current and former Chief Financial Officers
(“non-PEO
NEOs”) for the years ended December 31, 2023, 2022, 2021 and 2020:

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for non-PEO NEOs (2)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income (4)	Distributable Earnings (5)
					Total Stockholder Return (3)	BBREMTG Index Return (3)
2023	$1,099,999	$1,694,641	$1,000,261	$1,028,736	$107	$79	$58,127	$157,534
2022	$2,200,163	$1,499,935	$1,233,608	$1,051,086	$86	$69	$265,232	$239,294
2021	$2,200,000	$3,129,238	$361,968	$429,051	$93	$92	$223,515	$188,679
2020	$2,399,993	$1,497,093	$948,720	$870,215	$71	$78	$18,377	$125,592

(1)	Refer to the following table which illustrates the calculation of compensation actually paid for the years ended December 31, 2023, 2022, 2021 and 2020:

	PEO				Non-PEO NEOs (2)
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table (“SCT”) Total	$1,099,999	$2,200,163	$2,200,000	$2,399,993	$1,000,261	$1,233,608	$361,968	$948,720
SCT Stock Awards	(1,099,999)	(2,200,163)	(2,200,000)	(2,399,993)	(149,992)	(249,999)	—	(165,750)
Year End Fair Value of Unvested Stock Awards	1,067,272	2,085,794	2,212,525	2,331,123	145,529	218,406	—	160,993
Year End Change In Fair Value of Prior Year Unvested Stock Awards	181,569	(435,958)	362,071	(882,617)	13,262	—	24,891	(74,746)
Change in Fair Value of Prior Year Stock Awards	186,418	(404,210)	299,919	(124,961)	730	—	24,681	(13,699)
Fair Value of Stock Awards Forfeited	—	—	—	—	—	(164,605)	—	—
Value of Dividends on Unvested Stock Awards	259,384	254,309	254,723	173,548	18,946	13,676	17,511	14,697

Compensation Actually Paid	$1,694,641	$1,499,935	$3,129,238	$1,497,093	$1,028,736	$1,051,086	$429,051	$870,215

(2)
Includes compensation for Jai Agarwal and Ms. Mironova for the applicable period. Anastasia Mironova became our Chief Financial Officer, Treasurer and Secretary effective April 4, 2022, succeeding Jai Agarwal who resigned from these positions effective January 21, 2022. For purposes of determining compensation and compensation actually paid to non-PEO
NEOs, we have shown the aggregate compensation for Mr. Agarwal and Ms. Mironova as they were non-PEO
NEOs at different times of the year.

(3)
Total Stockholder Return and BBREMTG Index return represents the return on a $100 investment for the year ended December 31, 2020, the two years ended December 31, 2021, the three years ended December 31, 2022, and the four years ended December 31, 2023 assuming investment at the closing price on December 31, 2019 and reinvestment of all dividends.

(4)	Net Income as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). Amounts in thousands.
(5)	Represents Distributable Earnings, a non-GAAP financial measure as defined below. Amounts in thousands.

The graphs below reflect the relationship between “compensation actually paid” to our PEO and non-PEO
NEOs and (i) Total Stockholder Return (of both our Company and the BBREMTG Index), (ii) Net Income, and (iii) Distributable Earnings, for the periods indicated.
Compensation Actually Paid vs Total Stockholder Return (“TSR”)
:

Compensation Actually Paid vs Net Income
(in thousands):

Compensation Actually Paid vs Distributable Earnings
(in thousands):

List of Financial Performance Measures
The Compensation Committee considers various financial performance metrics, along with other quantitative, qualitative, and individual performance measures when determining the appropriate compensation for our named executive officers. Pursuant to Item 402(v)(6) of Regulation
S-K,
the most important measures considered for the year ended December 31, 2023 include:

Most Important Financial Performance Measures
Distributable Earnings
Dividend Coverage Ratio
Book Value Per Share
Non-GAAP
Financial Measures
We refer to certain
non-GAAP
financial measures within this Proxy Statement. The below provides definitions for these measures. See also “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Financial Measures” in our annual report on Form
10-K
for the year ended December 31, 2023, filed with the SEC on February 6, 2024.
Distributable Earnings, a
non-GAAP
financial measure, is defined as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding), (ii) any unrealized gains or losses or other non-cash
items (including depreciation and amortization related to real estate owned) included in net income available to common stockholders, (iii) unrealized income from unconsolidated joint ventures, (iv) foreign currency gains (losses), other than (a) realized gains/(losses) related to interest income, and (b) forward point gains/(losses) realized on our foreign currency hedges, (v) the non-cash
amortization expense related to the reclassification of a portion of the Convertible Notes to stockholders’ equity in accordance with GAAP, and (vi) provision for loan losses. Distributable Earnings may also be adjusted to exclude certain other non-cash
items, as determined by the Manager and approved by a majority of our independent directors. We believe that our investors use Distributable Earnings, or a comparable supplemental performance measure, to evaluate and compare the performance of our Company and our peers.
Dividend Coverage Ratio represents the ratio of Distributable Earnings to dividends paid to common stockholders for the applicable period.
Book value per share represents common stockholders’ equity divided by the number of shares of Common Stock outstanding for the applicable period.
Pension Benefits
Our named executive officers received no benefits in the 2023 fiscal year from us under defined pension or defined contribution plans.
Nonqualified Deferred Compensation
Our Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified
for our named executive officers.
Potential Payments Upon Termination or Change in Control
Our named executive officers are employees of our Manager or its affiliates and therefore we generally have no obligation to pay them any form of compensation upon their termination of employment, except with respect to the restricted stock unit award agreements entered into between such named executive officers and our Company. These agreements provide that any unvested portion of the award shall be immediately and irrevocably forfeited upon a termination of the employment of the named executive officer by our Manager or its affiliates; including, a termination of employment due to such officer’s resignation, discharge, death or retirement.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Recovery Policy Relating to Erroneously Awarded Incentive Compensation

In compliance with the final rules adopted by the SEC and the listing standards adopted by the NYSE, our board of directors adopted a formal recovery policy relating to erroneously awarded incentive compensation (the “Recovery Policy”). The Recovery Policy requires us to, subject to limited exceptions, recover erroneously awarded incentive compensation received by covered executives the three fiscal years that precede the date we are required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. A copy of the Recovery Policy is included as an exhibit in our annual report on Form 10-K for the year ended December 31, 2023.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of ARI. Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish us with copies of all Section 16(a)(a) forms and amendments thereto filed during any given year.

Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to us and written representations from our directors, executive officers and 10% Holders, we believe that for the year ended December 31, 2023, our directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them, except that a Form 4 for Stuart A. Rothstein was inadvertently filed late with respect to an October 2023 sale of shares pursuant to Mr. Rothstein’s 10b5-1 plan, and that a Form 4 for Katherine G. Newman was inadvertently filed late with respect to tax withholdings from a January 2022 delivery upon vesting of previously disclosed restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of our last fiscal year, we have not been a party to any transaction or proposed transaction with any related person who is (i) one of our directors or executive officers, (ii) a director nominee, (iii) a beneficial owner of more than 5% of the Common Stock or (iv) any member of the immediate family of any of the foregoing persons that involves an amount exceeding $120,000 and in which any such related person had or will have a direct or indirect material interest, other than as described below.

Management Agreement

In connection with our initial public offering in September 2009, we entered into our Management Agreement with our Manager, which describes the services to be provided by our Manager and its compensation for those services. Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business.

Pursuant to the terms of our Management Agreement, our Manager is paid a management fee equal to 1.5% per annum of our stockholders’ equity (as defined in our Management Agreement), calculated and payable (in cash) quarterly in arrears.

The current term of our Management Agreement expires on September 29, 2024 and will automatically renew on each anniversary for a one year term unless at least two-thirds of our Company’s independent directors vote to terminate the Management Agreement based upon (1) unsatisfactory performance by our Manager that is materially detrimental to our Company or (2) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination based on unfair fees by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our Company’s independent directors. Our Manager must be provided with written notice of any such termination at least 180 days prior to the expiration of the then existing term and will be paid a termination fee equal to three times the sum of the average annual management fee during the 24 month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. Following a meeting by our board of directors on February 8, 2024 with respect to the Management Agreement, which included a discussion of our Manager’s performance and the level of the management fees thereunder, we determined not to terminate the Management Agreement.

For the period ended December 31, 2023, we incurred approximately $38.0 million in management fees. In addition to the management fee, we are also responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of our Company or for certain services provided by our Manager to our Company. For the year ended December 31, 2023, we recorded expenses totaling approximately $6.4 million related to reimbursements for certain expenses paid by our Manager on behalf of our Company. At December 31, 2023, we recorded a “payable to related party” liability that included approximately $9.6 million for management fees incurred but not yet paid.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated, the following table sets forth information as of the Record Date regarding the beneficial ownership of our Common Stock by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) our named executive officers, (iii) our directors and director nominees and (iv) all of our directors, director nominees and executive officers as a group. Beneficial ownership includes any shares over which the beneficial owner has sole or shared voting or investment power and also any shares that the beneficial owner has the right to acquire within 60 days of such date through the exercise of options or other rights. The percentages below are based on 142,160,695 shares of our Common Stock outstanding as of the Record Date.

	Common Stock Beneficially Owned
Name and Business Address(1)	Common Stock	Total	Percent of Class
Directors and Executive Officers
Mark C. Biderman(2)(3)	75,625	75,625	*
Pamela G. Carlton(2)(3)	30,358	30,358	*
Brenna Haysom(3)	50,508	50,508	*
Robert A. Kasdin(2)(3)	94,879	94,879	*
Katherine G. Newman(2)	6,524	6,524	*
Scott S. Prince(2)(3)	86,089	86,089	*
Stuart A. Rothstein(2)(4)	415,292	415,292	*
Michael E. Salvati(2)(3)	142,793	142,793	*
Carmencita N.M. Whonder(2)(3)	32,024	32,024	*
Anastasia Mironova(2)(4)	29,879	29,879	*
All directors and executive officers as a group (10 persons)(3)(4)	963,971	963,971	*
Greater than 5% Beneficial Owners
BlackRock, Inc.(5)	23,109,513	23,109,513	16.3%
The Vanguard Group(6)	15,506,555	15,506,555	10.9%
Qatar Investment Authority(7)	10,493,529	10,493,529	7.4%

(*)	Represents less than 1% of issued and outstanding shares of Common Stock.
(1)	The business address of each director and executive officer is c/o Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019.
(2)	Each director, director nominee and executive officer has sole voting and investment power with respect to these shares.
(3)

Includes unvested shares of restricted Common Stock granted to our directors pursuant to our 2019 Equity Incentive Plan as follows: (a) Mr. Biderman—9,140 shares of restricted Common Stock; (b) Ms. Carlton—10,807 shares of restricted Common Stock; (c) Ms. Haysom—9,140 shares of restricted Common Stock; (d) Mr. Kasdin—9,140 shares of restricted Common Stock; (e) Mr. Prince—9,140 shares of restricted Common Stock; (f) Mr. Salvati—9,140 shares of restricted Common Stock and (g) Ms. Whonder—10,807 shares of restricted Common Stock.

(4)	Does not include unvested restricted stock units granted under the 2019 Equity Incentive Plan as follows: (a) Mr. Rothstein—276,183 and (b) Ms. Mironova— 23,568.
(5)

On its Schedule 13G/A filed with the SEC on January 22, 2024, BlackRock, Inc. reported sole voting power with respect to 22,790,185 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 23,109,513 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 16.3%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

(6)

On its Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group reported shared voting power with respect to 88,722 shares of Common Stock beneficially owned by it, sole dispositive power with respect to 15,265,481 shares of Common Stock beneficially owned by it and shared dispositive power with respect to 241,074 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 10.97%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(7)

On its Schedule 13G/A filed with the SEC on January 27, 2021, Qatar Investment Authority (“QIA”) reported sole voting power with respect to 10,493,529 shares of Common Stock beneficially owned by it and sole dispositive power with respect to 10,493,529 shares of Common Stock beneficially owned by it. The Schedule 13G/A reports a beneficial ownership percentage of shares of Common Stock of 7.48%, which does not include any shares acquired or sold since such percentage was calculated for the purposes of the Schedule 13G/A. The Schedule 13G/A was filed by QIA, QH RE Asset Company LLC, a wholly-owned subsidiary of QIA, and DIC Holding II LLC, an entity for whom QIA serves as discretionary investment manager. The Schedule 13G/A reports QH RE Asset Company LLC has sole voting power with respect to 8,394,823 shares of Common Stock and sole dispositive power with respect to 8,394,823 shares of Common Stock. The Schedule 13G/A reports DIC Holding II LLC has sole voting power with respect to 2,098,706 shares of Common Stock and sole dispositive power with respect to 2,098,706 shares of Common Stock. QIA, QH RE Asset Company LLC and DIC Holding II LLC’s address is Ooredoo Tower, Diplomatic Area Street, West Bay, P.O. Box 23224, Doha, State of Qatar.

OTHER MATTERS

Our board of directors knows of no other business to be presented at the Annual Meeting. The proxies for the Annual Meeting confer discretionary authority on the persons named therein as proxy holders to vote on any matter proposed by stockholders for consideration at the Annual Meeting. As to any other business that may properly come before the Annual Meeting, the persons named as proxy holders on your proxy card will vote the shares of Common Stock represented by properly submitted proxies in their discretion.

SUBMISSION OF STOCKHOLDER PROPOSALS

Any stockholder intending to present a proposal at our 2025 annual meeting of stockholders and have the proposal included in the proxy statement and proxy card for such meeting (pursuant to Rule 14a-8 of the Exchange Act) must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 27, 2024 and must otherwise be in compliance with the requirements of the SEC’s proxy rules.

Our Bylaws currently provide that any stockholder intending to nominate a director or present a stockholder proposal of other business for consideration at the 2025 annual meeting of stockholders, but not intending for such a nomination or proposal to be considered for inclusion in our Company’s proxy statement and proxy card relating to such meeting (i.e., not pursuant to Rule 14a-8 of the Exchange Act), must notify us in writing no earlier than the 150th day and not later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after the anniversary of the date of the preceding year’s annual meeting of stockholders, to be timely, notice by the stockholder must be received no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting of stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, to nominate a director candidate for election at our 2025 annual meeting of stockholders, stockholders must submit notice of such nomination or proposal of other business, in writing, by 5:00 p.m., Eastern Time, on December 27, 2024, but in no event earlier than November 27, 2024.

In addition to satisfying the notice requirements under our Bylaws, any stockholder who intends to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act, including providing certain statements.

Any such nomination or proposal should be sent to our Secretary at Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019 and, to the extent applicable, must include the information and other materials required by our Bylaws.

DELIVERY OF MATERIALS

In accordance with rules adopted by the SEC, instead of mailing a printed copy of our proxy materials to our stockholders, we are, except as described below, furnishing proxy materials, including this Proxy Statement and our 2023 Annual Report to stockholders, by providing access to these documents on the Internet. Accordingly, on or about April 26, 2024, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be sent to our beneficial owners of Common Stock. The Notice provides instructions for accessing our proxy materials on the Internet and instructions for receiving printed copies of the proxy materials without charge by mail or electronically by email. Please follow the instructions included in the Notice.

The Notice provides you with instructions regarding the following: (1) viewing our proxy materials for the Annual Meeting on the Internet; (2) voting your shares after you have viewed our proxy materials; (3) requesting a printed copy of the proxy materials; and (4) instructing us to send our future proxy materials to you. We believe the delivery options allow us to provide our stockholders with the proxy materials they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

In addition, certain stockholders of record of our Common Stock will be sent, by mail, this Proxy Statement, the Notice of Annual Meeting of Stockholders and the related proxy card on or about April 26, 2024.

The difference between a stockholder of record and a beneficial owner of shares is as follows:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and you will be sent the proxy materials by mail.

Beneficial Owner of Common Stock. If your shares are held in an account at an intermediary (bank or broker), then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

HOUSEHOLDING OF PROXY MATERIALS

The rules of the SEC permit companies and intermediaries (such as brokerage firms, banks, broker-dealers or other similar organizations) to satisfy the delivery requirements for the Notice and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or copy of the proxy materials, as the case may be, addressed to each of those stockholders. This practice, commonly referred to as “householding,” is designed to reduce our printing and postage costs. Stockholders who hold shares in “street name” (as described below) may contact their intermediaries to request information about householding.

If you have received notice from your broker, nominee or other intermediary, or us that your household will receive only one copy of our proxy materials, you will be deemed to have consented to this process unless you specifically revoke your consent. If you received only one copy of our proxy materials and wish to receive a separate copy for each stockholder at your household, or if, at any time, you wish to resume receiving separate proxy materials, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker, nominee or other intermediary if your shares are held in a brokerage account or us if you hold registered shares. If, at any time, such a record stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of our proxy materials, such stockholder should so notify us by directing written requests to: Apollo Commercial Real Estate Finance, Inc., 9 West 57th Street, 42nd Floor, New York, New York 10019, Attn: Secretary or by calling our investor relations team at (212) 515 3200.

MISCELLANEOUS

We are bearing all costs associated with the solicitation of proxies in connection with the Annual Meeting. This solicitation is being made primarily through the Internet and by mail, but may also be made by our directors and executive officers by telephone, telegraph, facsimile transmission, electronic transmission, Internet, mail or personal interview. No additional compensation will be given to our directors or executive officers for this solicitation. We will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy materials to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER. REQUESTS SHOULD BE DIRECTED TO OUR SECRETARY AT APOLLO COMMERCIAL REAL ESTATE FINANCE, INC., 9 WEST 57TH STREET, 42ND FLOOR, NEW YORK, NEW YORK 10019.

By Order of the Board

/s/ Anastasia Mironova
Anastasia Mironova Chief Financial Officer, Treasurer and Secretary

New York, New York

April 26, 2024

APPENDIX A

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC.

2024 EQUITY INCENTIVE PLAN

Apollo Commercial Real Estate Finance, Inc., a Maryland corporation, wishes to attract Directors and employees to the Participating Companies and induce Directors and other personnel to remain with the Participating Companies, and encourage them to increase their efforts to make the Company’s business more successful whether directly or through its Subsidiaries. In furtherance thereof, the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan is designed to provide equity-based incentives to Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Shares, Dividend Equivalent Rights, Cash-Based Awards and other forms of equity-based compensation.

1. DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Phantom Shares, Dividend Equivalent Rights and Other Equity-Based Awards as contemplated herein.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Grantee as provided in Section 3.

“Board” means the Board of Directors of the Company.

“Cash-Based Incentive Award” means an Award denominated in cash that is granted under Section 9 of the Plan.

“Cause” means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based upon a finding by the Company, acting in good faith, after the occurrence of any of the following:

(i) the Grantee is convicted or charged with a criminal offense;

(ii) the Grantee’s intentional violation of law in connection with any transaction involving the purchase, sale, loan or other disposition of, or the rendering of investment advice with respect to, any security, futures or forward contract, insurance contract, debt instrument, financial instrument or currency;

(iii) the Grantee’s dishonesty, bad faith, gross negligence, willful misconduct, fraud or willful or reckless disregard of duties in connection with the performance of any services on behalf of the Company, the Manager or any of their respective Affiliates or the Grantee’s engagement in conduct which is injurious to the Company, the Manager or any of their respective Affiliates, monetarily or otherwise;

(iv) the Grantee’s intentional failure to comply with any reasonable directive by a supervisor in connection with the performance of any services on behalf of the Company, the Manager or any of their respective Affiliates;

(v) the Grantee’s intentional breach of any material provision of an Award Agreement or any other agreements of the Company, the Manager or any of their respective Affiliates;

(vi) the Grantee’s material violation of any written policies adopted by the Company, the Manager or any of their respective affiliates governing the conduct of Persons performing services on behalf of the Company, the Manager or any of their respective Affiliates or the Grantee’s non-adherence to Apollo’s policies and procedures or other applicable Apollo compliance manuals;

(vii) the taking of or omission to take any action that has caused or substantially contributed to a material deterioration in the business or reputation of the Company, the Manager or any of their respective Affiliates, or that was otherwise materially disruptive of their business or affairs; provided, however, that the term Cause shall not include for this purpose any mistake of judgment made in good faith with respect to any transaction respecting an investment made by the Company, the Manager or any of their respective Affiliates;

(viii) the failure by the Grantee to devote a sufficient portion of time to performing services as an agent of a Participating Company without the prior written consent of such Participating Company, other than by reason of death or Disability;

(ix) the obtaining by the Grantee of any material improper personal benefit as a result of a breach by the Grantee of any covenant or agreement (including, without limitation, a breach by the Grantee of the Company’s code of ethics or a material breach by the Grantee of other written policies furnished to the Grantee relating to personal investment transactions or of any covenant, agreement, representation or warranty contained in any limited partnership agreement); or

(x) the Grantee’s suspension or other disciplinary action against the Grantee by an applicable regulatory authority;

provided, however, that if a failure, breach, violation or action or omission described in any of clauses (iv) to (vii) is capable of being cured, the Grantee has failed to do so after being given notice and a reasonable opportunity to cure. As used in this definition, “material” means “more than de minimis.”

“Change in Control” means, unless otherwise provided in an Award Agreement, the happening of any of the following:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Grantee, the Grantee and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Grantee is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation, merger or statutory share exchange (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar month period (the “Incumbent Directors”) cease for any reason other than due to death or Disability to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Committee” means the compensation committee appointed by the Board under Section 3 and if no compensation committee has been appointed, then Committee shall refer to the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

“Company” means Apollo Commercial Real Estate Finance, Inc., a Maryland corporation.

“Director” means a non-employee director of the Company or its Subsidiaries.

“Disability” means, unless otherwise provided in an applicable Award Agreement, the occurrence of an event which would entitle the Grantee to the payment of disability income under an approved long-term disability income plan or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed upon or with respect to any Award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Dividend Equivalent Right” means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

“Eligible Person” means any (i) individual employed by any of the Company or its Subsidiaries; provided, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) Director or officer of any of the Company or its Subsidiaries; (iii) officers, directors, advisors, personnel and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies, who in each case, may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) consultant or advisor to any of the Company or its Subsidiaries who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act, who, in the case of each of clauses (i) through (iv) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national securities exchange or quoted or reported on a national quotation system, the closing sales price per Share on the exchange or system for the applicable date or, if there are no sales on such date, for the last preceding date on which there was a sale of Shares on such exchange or system; (ii) if Shares are not then listed on a national securities exchange or quoted on a national quotation system but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the date in question, or, if there are no bid and asked prices on such date, for the last preceding date on which there was a sale of such Shares in such market; or (iii) if Shares are not then listed on a national securities exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days. Notwithstanding the foregoing, with respect to any “stock right” within the meaning of Section 409A of the Code, Fair Market Value shall not be less than the “fair market value” of the Shares determined in accordance with the final regulations promulgated under Section 409A of the Code.

“Grantee” means an Eligible Person to whom an Award is granted hereunder.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Manager” means ACREFI Management, LLC, the Company’s manager.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Option Price” means the price per Share, determined by the Committee, at which an Option may be exercised.

“Other Equity-Based Award” means an Award that is not an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Phantom Share, Dividend Equivalent Right or Cash-Based Award, that is granted under Section 9 of the Plan and is (i) payable by delivery of Shares and/or (ii) measured by reference to the value of Shares.

“Participating Companies” means the Company and its Subsidiaries, the Manager and, with the consent of the Committee, any of their respective Affiliates.

“Performance Goals” have the meaning set forth in Section 10.

“Performance Period” means any period designated by the Committee for which Performance Criteria (as defined in Exhibit A) shall be calculated.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, limited partnership, estate, trust, business association, organization, governmental entity or other entity.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value in accordance with Section 7. A Phantom Share may also be known as a “Restricted Stock Unit,” which is an unfunded and unsecured promise to deliver Shares, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Grantee remain continuously employed or provide continuous services for a specified period of time).

“Phantom Share Value” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant (which base value may not be less than the Fair Market Value of the underlying Shares at the date of grant).

“Plan” means the Company’s 2024 Equity Incentive Plan, as set forth herein and as the same may from time to time be amended.

“REIT” shall mean a real estate investment trust under Sections 856 through 860 of the Code.

“REIT Requirements” means the requirements to qualify as a REIT under the Code and the rules and regulations promulgated thereunder.

“Restricted Stock” means an award of Shares that are subject to restrictions in accordance with Section 6 below.

“Restricted Stock Unit” means an award that is an unfunded and unsecured promise under the Plan to deliver Shares, or the value of Shares as cash, securities or other property.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Date” means the date determined under Section 7.4(c).

“Shares” means Shares of the Company.

“Stock Appreciation Right” means a right described in Section 5.7.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Successor” with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the Person or Persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.

“Termination of Service” means the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous continuation of service of the Grantee (sufficient to constitute service as an Eligible Person) for a Participating Company. The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Service. For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

2. EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan is      , 2024. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the earlier of the approval of the Plan by (i) the Board or (ii) the stockholders of the Company; provided, however, that the Board may at any time prior to that date terminate the Plan.

3. ADMINISTRATION OF PLAN.

(a) The Plan shall be administered by the Committee. The Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a “nonemployee director” as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission (“Rule 16b-3”) under the Exchange Act; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

(b) Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; (ii) determine the eligibility of an Eligible Person to receive an Award (subject to the individual participant limitations provided hereunder), as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries or Affiliates and such other factors as the Committee may deem relevant; (iii) determine the terms, provisions and conditions of each Award (which may not be inconsistent with the terms of the Plan); (iv) prescribe the form of instruments evidencing such awards; (v) make recommendations to the Board with respect to any Award that is subject to Board approval; and (vi) take such other actions as are prescribed under the Plan, including, without limitation, Section 13 herein.

(c) The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any Subsidiary or Affiliate thereof to purchase or repurchase Shares from a Grantee or any other Person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Award Agreement.

(d) Delegation. Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of any of the Company and its Subsidiaries, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except with respect to grants of Awards to Persons (i) who are Directors, or (ii) who are subject to Section 16 of the Exchange Act.

(e) Finality of Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, any of the Company and its Subsidiaries, the Participating Companies, any Grantee, any holder or beneficiary of any Award, and any stockholder of the Company.

(f) Indemnification. No member of the Board, the Committee or any employee or agent of the Company or any of its Subsidiaries (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the organizational documents of any of the Company and its Subsidiaries. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of any of the Company and its Subsidiaries, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(g) Board Authority. Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to any Awards. Any such actions by the Board shall be subject to the applicable rules of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

(h) For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Grantee or a duly authorized representative of the Company.

4. SHARES AND UNITS SUBJECT TO THE PLAN.

4.1 In General.

(a) The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria. Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 7,500,000 Shares. Shares issued by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase or a combination of the foregoing.

(b) Other than (A) as a result of a Termination of Service or (B) in connection with a Change in Control or an event set forth in Section 14(a) hereof, unless provided otherwise by the Committee, each Award granted to an Eligible Person shall include a minimum vesting period of no less than one year from the date of grant prior to which time no portion of the Award shall be or become exercisable or free of restriction.

(c) Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4.1(a). If any Phantom Shares, Dividend Equivalent Rights or Other Equity-Based Awards under Section 9 are paid out in cash, then, notwithstanding Section 4.1(a) above, the underlying Shares may again be made the subject of Awards under the Plan.

(d) Any certificates for Shares or other evidence of ownership issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

(e) Notwithstanding any provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Company would not satisfy the REIT Requirements in any respect.

(f) The maximum number of Shares subject to Awards granted during a single fiscal year to any Director, for services rendered as a Director, taken together with any cash fees paid to such Director during the fiscal year, shall not exceed $750,000 in total value in respect of any fiscal year (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). For purposes of the preceding sentence, any Awards granted to and any cash fees paid to a Director shall be taken into account in the fiscal year in which such Awards and/or fees are granted and/or are earned, rather than settled or paid.

(g) If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without the issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Shares available for grant under the Plan on a one-for-one basis. In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall not be added to the Shares available for additional grants under the Plan. No shares shall be deemed to have been issued in settlement of a Stock Appreciation Right or a Restricted Stock Unit that provides for settlement only in cash and settles only in cash.

(h) Substitute Awards. Awards may, in the sole discretion of the Committee, be granted under the Plan in the assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against or otherwise reduce the number of available Shares under the Plan; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of Shares available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for issuance under the Plan.

5. PROVISIONS APPLICABLE TO STOCK OPTIONS.

5.1 Grant of Option.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees of the Company or its Subsidiaries; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

5.2 Option Price.

The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different Option Prices for specified amounts of Shares subject to the Option; provided that the Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted.

5.3 Period of Option and Vesting.

(a) Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer, in the case of Incentive Stock Options) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement. If the Option (other than in the case of an Incentive Stock Option) would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the period for exercising such Option shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

(b) Each Option, to the extent that the Grantee thereof has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable (vested) according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Grantee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of any Grantee, such Grantee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Grantee’s death, may be exercised by the Successors of the Grantee.

5.4 Exercisability Upon and After Termination of Grantee.

(a) Except as provided in an applicable Award Agreement, in the event a Grantee of an Option has a Termination of Service other than by a Participating Company for Cause or other than by reason of death or Disability, no exercise of a vested Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Grantee should die after the Termination of Service, such termination being for a reason other than Disability or Cause, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Grantee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Grantee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

(b) Subject to provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death or Disability, the Option to the extent vested may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Grantee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

(c) Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Grantee has a Termination of Service by a Participating Company for Cause, the Grantee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith (whether or not the Options were exercisable previously).

(d) Except as may otherwise be expressly set forth in this Section 5, and except as may otherwise be expressly provided under the Award Agreement, no provision of this Section 5 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable before or upon Termination of Service.

5.5 Exercise of Options.

(a) Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by a Grantee only by written notice (in the form prescribed by the Committee) to the Company or its designee specifying the number of Shares to be purchased.

(b) Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

5.6 Payment.

(a) The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(i) a certified or bank cashier’s check;

(ii) subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Grantee is eligible to participate therein;

(iii) if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price;

(iv) other than as prohibited under Section 13(k) of the Exchange Act, if approved by the Committee in its discretion, through the written election of the Grantee to have Shares withheld by the Company from the Shares otherwise to be received, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

(v) by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

(b) Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

(c) The Committee shall provide in the Award Agreement the extent (if any) to which an Option may be exercised with respect to any fractional Share, including whether any fractional Shares resulting from a Grantee’s exercise may be paid in cash.

5.7 Stock Appreciation Rights.

The Committee, in its discretion, may also grant a Stock Appreciation Right by permitting the Grantee to elect to receive (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate), upon the exercise of an Option, Shares with an aggregate Fair Market Value equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised; provided that, after consideration of possible accounting issues, the Committee may permit a Stock Appreciation Right to be settled in a combination of Shares and cash, or exclusively in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to such excess. Without limiting the Committee’s discretion hereunder, the Committee is expressly authorized to cause the grant of a Stock Appreciation Right (i) in tandem with an otherwise exercisable underlying Option, by having the method of exercise under this Section 5.7 apply in addition to other methods of exercise, as to all or a portion of any particular Award under this Section 5, or (ii) as a free-standing right, by having the method of exercise under this Section 5.7 be the exclusive method of exercise. If the period for exercising a Stock Appreciation Right would expire at a time when trading in the Shares is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the exercise Period for the Stock Appreciation Right shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition.

5.8 Exercise by Successors.

An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Grantee only by written notice (as may be prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

5.9 Non-transferability of Option.

Except if otherwise provided in the applicable Award Agreement, each Option granted under the Plan shall be nontransferable by the Grantee except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, (iii) complies with applicable law, including securities laws, and (iv) is otherwise appropriate and desirable.

5.10 Certain Incentive Stock Option Provisions.

(a) In no event may an Incentive Stock Option be granted other than to employees of the Company or a “subsidiary corporation” (as defined in Section 424(f) of the Code) or a “parent corporation” (as defined in Section 424(e) of the Code) with respect to the Company. The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Grantee may be awarded Incentive Stock Options which are first exercisable by the Grantee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000. To the extent the $100,000 limit referred to in the preceding sentence is exceeded, an Option will be treated as a Non-Qualified Stock Option.

(b) If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Grantee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Grantee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Grantee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such Affiliate) an amount equal to any withholding tax the Company (or Affiliate) is required to pay as a result of the disqualifying disposition.

(c) Without limiting the application of Section 5.2, the Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6. PROVISIONS APPLICABLE TO RESTRICTED STOCK.

6.1 Grant of Restricted Stock.

(a) In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee and set forth in the applicable Award Agreement. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

(b) Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable Performance Goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

6.2 Certificates.

(a) In the discretion of the Committee, each Grantee of Restricted Stock may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. A “book entry” (by computerized or manual entry) shall be made in the records of the Company or its designee to evidence an award of Restricted Stock where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. 2024 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. AT 9 WEST 57TH STREET, 42ND FLOOR, NEW YORK, NEW YORK 10019.

(b) The Committee shall require that any stock certificates evidencing such Shares be held in custody by the Company or its designee until the restrictions thereon shall have lapsed, and may in its discretion require that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company or its designee a stock power, endorsed in blank, relating to the stock covered by such Restricted Stock Award. If and when such restrictions so lapse, any stock certificates shall be delivered by the Company to the Grantee or his or her designee (and the stock power shall be so delivered or shall be discarded).

6.3 Restrictions and Conditions.

Unless otherwise provided by the Committee in an Award Agreement, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a) Subject to the provisions of the Plan and the applicable Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares of Restricted Stock lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the applicable Award Agreements and clause 6.3(c) below, the period of forfeiture with respect to Shares of Restricted Stock granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares of Restricted Stock shall only lapse as to whole Shares.

(b) Except as provided in the foregoing clause 6.3(a), below in this clause 6.3(b), in Section 14 or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and, except as provided below, the right to receive any cash dividends; provided, however, that if provided in an Award Agreement, cash dividends on such Shares shall be (A) held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement.

(c) Except as otherwise provided in an applicable Award Agreement, if the Grantee has a Termination of Service for any reason during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount, if any, equal to the lesser of (x) the amount paid by the Grantee, if any, for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

7. PROVISIONS APPLICABLE TO RESTRICTED STOCK UNITS OR PHANTOM SHARES.

7.1 Grant of Restricted Stock Units or Phantom Shares.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:

(i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

7.2 Term.

The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

7.3 Vesting.

(a) Subject to the provisions of an applicable Award Agreement and Sections 4.1(b) and 7.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

(b) Unless otherwise determined by the Committee in an applicable Award Agreement, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 7.4.

7.4 Settlement of Restricted Stock Units and Phantom Shares.

(a) Except as otherwise provided by the Committee, each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that, after consideration of possible accounting issues, a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value, (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (if any) or (iii) in cash or by transfer of Shares as elected by the Company.

(b) Payment (whether of cash or Shares) in respect of Phantom Shares shall be settled with a single-sum payment or distribution by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed 10 years. If the Grantee’s Phantom Shares are paid out in installment payments, such installment payments shall be treated as a series of separate payments for purposes of Section 409A of the Code.

(c) (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided, however, that a Grantee may elect at or prior to grant, if permitted by and in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Notwithstanding the prior sentence, all initial elections to defer the Settlement Date shall be made in accordance with the requirements of Section 409A of the Code. In addition, unless otherwise determined by the Committee, any subsequent elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

(ii) Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

(iii) Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee’s death.

(d) Notwithstanding the other provisions of this Section 7, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

(e) Notwithstanding any other provision of the Plan, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency” means an event that would cause a severe financial hardship to the Grantee resulting from (x) a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, (y) loss of the Grantee’s property due to casualty, or (z) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(i) through reimbursement or compensation by insurance or otherwise,

(ii) by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

(iii) by future cessation of the making of additional deferrals with respect to Phantom Shares.

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

7.5 Other Phantom Share Provisions.

(a) Except as permitted by the Committee, rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(b) A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(c) The Committee may, taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate, establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(d) Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(e) No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

7.6 Claims Procedures.

(a) To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(i) approve the claim and take appropriate steps for satisfaction of the claim; or

(ii) if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

(b) The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8. PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

8.1 Grant of Dividend Equivalent Rights.

Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. With respect to Dividend Equivalent Rights granted with respect to Options intended to be qualified performance-based compensation, such Dividend Equivalent Rights shall be payable regardless of whether such Option is exercised. If a Dividend Equivalent Right is granted in respect of another Award hereunder, then, unless otherwise stated in the Award Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

8.2 Certain Terms.

(a) The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

(b) Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Grantee is an Eligible Person.

(c) Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of both, as determined by the Committee.

(d) The Committee may impose such service-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

8.3 Other Types of Dividend Equivalent Rights.

The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Grantees. For example, and without limitation, the Committee may grant a Dividend Equivalent Right in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

8.4 Deferral.

The Committee may establish a program or programs (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9. OTHER EQUITY-BASED AWARDS AND CASH-BASED INCENTIVE AWARDS

The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, an Award granted or denominated in Shares or units of Shares based upon certain conditions or denominated in other equity interests, including, without limitation, equity interests in Subsidiaries of the Company. The Committee may grant Cash-Based Incentive Awards under the Plan to any Eligible Person. Each Cash-Based Incentive Award granted under the Plan shall be evidenced in such form as the Committee may determine from time to time.

10. PERFORMANCE GOALS.

The Committee, in its discretion, may, in the case of any Awards intended to be performance-based incentives (“Performance-Based Awards”), (i) establish one or more Performance Goals (“Performance Goals”) as a precondition to the issuance or vesting of Awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Awards to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied. The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full. Prior to the award or vesting, as applicable, of affected Awards hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Award, have been satisfied.

11. TAX WITHHOLDING.

11.1 In General.

The Company, or a properly designated paying agent, shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Grantee to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

11.2 Share Withholding.

(a) Upon exercise of an Option, the Grantee may, if permitted by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate fair market value sufficient to satisfy the applicable withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

(b) Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if permitted by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate fair market value sufficient to satisfy the applicable withholding taxes.

(c) Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if permitted by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned whole Shares (not subject to restrictions hereunder) (for which such holder has good title, free and clear of all liens and encumbrances), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any Shares so withheld or delivered shall have an aggregate fair market value sufficient to satisfy the applicable withholding taxes.

11.3 Withholding Required.

Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise be provided hereunder to provide Shares to the Grantee and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares or Dividend Equivalent Rights shall be forfeited upon the failure of the Grantee to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income- recognition event) or (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right.

11.4 No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by the action of the Company in writing prior to the making of such election. If a Grantee, in connection with the acquisition of Shares, under the Plan or otherwise, is expressly permitted to make such election and the Grantee makes the election, the Grantee shall notify the Company of such election within ten (10) days after filing the notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

12. REGULATIONS AND APPROVALS.

(a) The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(b) The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

(c) Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

(e) Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

(f) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Common Stock to the Grantee, the Grantee’s acquisition of Common Stock from the Company and/or the Grantee’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Grantee an amount equal to the excess of (I) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof cancelled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable); over (II) the aggregate Option Price (in the case of an Option or Stock Appreciation Right, respectively) or any amount payable as a condition of issuance of Shares (in the case of any other Award). Such amount shall be delivered to the Grantee as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, provide the Grantee with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Equity-Based Awards, or the underlying shares in respect thereof.

13. INTERPRETATION AND AMENDMENTS; OTHER RULES.

(a) The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock), Dividend Equivalent Rights or Other Equity-Based Awards shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all Persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all Persons.

(b) Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. Notwithstanding any provision in the Plan to the contrary, no Option or Stock Appreciation Right (granted pursuant to Section 5.7) issued under the Plan may be amended to reduce the Option Price or the exercise price of such Option or Stock Appreciation Right below the Option Price or exercise price as of the date the Option or Stock Appreciation Right was granted. Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to (iv) designate Grantees; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, Shares, other securities, other Awards or other property, or cancelled, forfeited, suspended or accelerated and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, suspended or accelerated; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of Grantee or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to an Award previously granted without such Grantee’s written consent unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule.

(d) Notwithstanding Section 13(a) above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from actions described in Section 14(a) hereof), (2) any other action that is treated as a repricing under generally accepted accounting principles, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Share, unless the cancellation and exchange occurs in connection with a Change in Control or an event set forth in Section 14(a) hereof.

14. CHANGES IN CAPITAL STRUCTURE.

(a) If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

(A) the maximum aggregate number and kind of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, and the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(B) the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under the Plan), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under the Plan, as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary of the Company if the event would have been covered under this Section 14(a) had the event related to the Company.

Notwithstanding the foregoing, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee in its discretion.

(b) Change in Control. Without limiting the foregoing, and unless provided otherwise in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

(i) substitution or assumption of Awards, or to the extent that the surviving entity (or Affiliate thereof) of such Change in Control does not substitute or assume the Awards, full acceleration of vesting of, exercisability of, or lapse of restrictions on, as applicable, any Awards; provided, that, with respect to any performance-vested Awards, any such acceleration of vesting, exercisability, or lapse of restrictions shall be based on actual performance through the date of such Change in Control; and

(ii) cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Option Price of such Option or Stock Appreciation Right (it being understood that, in such event, any Option or Stock Appreciation Right having a per share Option Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be cancelled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, an award will be considered granted in substitution of an Award if it has an equivalent value (as determined consistent with clause (ii) above) with the original Award, whether designated in securities of the acquiror in such Change in Control transaction (or an Affiliate thereof), or in cash or other property (including in the same consideration that other stockholders of the Company receive in connection with such Change in Control transaction), and retains the vesting schedule applicable to the original Award.

Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Grantee to receive property, cash, or securities (or a combination thereof) as such Grantee would have been entitled to receive upon the occurrence of the transaction if the Grantee had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Option Price or exercise price).

(c) Other Requirements. Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Grantee to (i) represent and warrant as to the unencumbered title to the Grantee’s Awards; (ii) bear such Grantee’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(d) Fractional Shares. Any adjustment provided under this Section 14 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

(e) Binding Effect. Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 14 shall be conclusive and binding for all purposes.

15. MISCELLANEOUS.

15.1 No Rights to Employment or Other Service.

Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of a Participating Company or interfere in any way with the right of any Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

15.2 No Fiduciary Relationship.

Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other Person, on the other.

15.3 Compliance with Section 409A of the Code.

(a) Any Award Agreement issued under the Plan that is subject to Section 409A of the Code may include such additional terms and conditions as the Committee determines are required to satisfy the requirements of Section 409A of the Code.

(b) With respect to any Award issued under the Plan that is subject to Section 409A of the Code, and with respect to which a payment or distribution is to be made upon a Termination of Service, if the Grantee is determined by the Company to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code and any of the Company’s stock is publicly traded on an established securities market or otherwise, such payment or distribution, to the extent it would constitute a payment of nonqualified deferred compensation within the meaning of Section 409A of the Code that is ineligible for an exemption from treatment as such, may not be made before the date which is six months after the date of Termination of Service (to the extent required under Section 409A of the Code). Any payments or distributions delayed in accordance with the prior sentence shall be paid to the Grantee on the first day of the seventh month following the Grantee’s Termination of Service.

(c) To the extent compliance with Section 409A of the Code is intended, the Board and the Committee shall administer the Plan, and exercise authority and discretion under the Plan, consistent with the requirements of Section 409A of the Code or any exemption thereto.

(d) The Company makes no representation or warranty and shall have no liability to any Grantee or any other Person if any provisions of this Plan or any Award Agreement issued pursuant hereto are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

15.4 No Fund Created.

Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this

Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any Person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company). Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

15.5 Notices.

All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Committee or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Participating Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

15.6 Indemnification.

The Company shall indemnify the members of the Board and the members of the Committee in connection with the performance of such Person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.

15.7 Captions.

The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

15.8 Governing Law.

THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

15.9 Gender Neutral.

Wherever used herein, a pronoun in the masculine gender shall be considered as including the feminine gender unless the context clearly indicates otherwise.

15.10 Nontransferability.

(a) Each Award shall be exercisable only by such Grantee to whom such Award was granted during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law)

other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against any of the Company or its Subsidiaries; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Grantee, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to (i) any Person who is a “family member” of the Grantee, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Grantee and the Grantee’s Immediate Family Members; (iii) a partnership or limited liability company whose only partners or stockholders are the Grantee and the Grantee’s Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan.

(c) The terms of any Award transferred in accordance with clause (b) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Grantee shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (iii) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise; and (iv) the consequences of a Grantee’s Termination of Service under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Grantee, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

15.11 Payments to Persons Other Than Grantees. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Grantee’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Grantee’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Grantee’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

15.12 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Committee or Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.13 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of any member of the Company and its Subsidiaries and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

15.14 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

15.15 Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.16 Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

15.17 Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (b) applicable law. Further, to the extent that the Grantee receives any amount in excess of the amount that the Grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Grantee shall be required to repay any such excess amount to the Company.

15.18 Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to any member of the Company and its Subsidiaries and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award is “deferred compensation” subject to Section 409A of the Code, the Committee will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

15.19 Data Privacy.

(a) For Grantees in jurisdictions where consent is required to the collection, use and transfer of personal data, and to the extent permitted by law, as a condition of receipt of any Grant, each Grantee explicitly and unambiguously consents to such collection, use and transfer, in electronic or other form, as described in this Section 15.19 by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. This paragraph (a) applies to such other Grantees. The Company and any of its Affiliates may hold certain personal information about a Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Affiliates, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). To the extent permitted by law, the Company and any of its affiliates may transfer the Data among themselves as necessary for the purpose of implementation, administration and management of a Grantee’s participation in the Plan, and the Company and any of its Affiliates may each further transfer the Data to any third parties assisting the Company and any of its Affiliates in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. To the extent permitted by law, through acceptance of an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Affiliates or the Grantee may elect to deposit any Shares. A Grantee may, at any time, view the Data held by the Company with respect to such Grantee, request additional information about the storage and processing of the Data with respect to such Grantee, recommend any necessary corrections to the Data with respect to the Grantee or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human capital representative. The Company may cancel the Grantee’s ability to participate in the Plan and, in the Committee’s sole discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Grantees may contact the Company’s human capital department.

(b) For Grantees whose personal data is subject to the General Data Protection Regulation (EU) 2016/679 (“GDPR”), personal data (as defined in the GDPR) will be processed in accordance with the Company’s European Union privacy notice (which will be provided to such Grantees and is available upon request from the relevant Participating Company’s human capital department).

EXHIBIT A

PERFORMANCE CRITERIA

Performance-Based Awards may be payable upon the attainment of objective Performance Goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

“Performance Criteria” includes, but is not limited to, the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

(i) pre-tax income,

(ii) after-tax income,

(iii) net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

(iv) operating income or distributable earnings, if used, and as defined, by the Company as a measure of its operating income,

(v) cash flow,

(vi) earnings per share,

(vii) return on equity,

(viii) return on invested capital or assets,

(ix) cash and/or funds available for distribution,

(x) appreciation in the fair market value of the Common Stock,

(xi) return on investment,

(xii) total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends, unless otherwise determined by the Committee) during the applicable period),

(xiii) net earnings growth,

(xiv) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

(xv) related return ratios,

(xvi) increase in revenues,

(xvii) net earnings,

Exhibit A-1

(xviii) changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

(xix) number of securities sold,

(xx) earnings before any one or more of the following items: interest, taxes, depreciation or amortization or other non-cash expenses, including share-based compensation expense for the applicable period, as reflected in the Company’s financial reports for the applicable period,

(xxi) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

(xxiii) funds from operations,

(xxiv) distributable funds,

(xxv) managed assets, and

(xxvi) investment income from managed assets.

Performance Goals may be absolute amounts or percentages of amounts, may be relative to the performance of other companies or of indexes or may be based upon absolute values or values determined on a per-share basis.

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

Unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, there shall be objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

Exhibit A-2

ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON JUNE 7, 2024. The shares of stock you hold of record in your account or in a dividend reinvestment account, if applicable, as of the close of business on April 15, 2024 will be voted as you specify on the reverse side. If this proxy is executed but no choice is specified, the votes you are entitled to cast will be cast “FOR” the election of each of the Director nominees named in the accompanying Proxy Statement and “FOR” Proposals 2, 3 and 4. The persons named as proxies below will vote in their discretion on any other matter that may properly come before the Meeting (defined below), or any adjournment or postponement thereof, or, if any of the named Director nominees are unable or unwilling to serve, “FOR” the election of any other nominees designated by the Board of Directors. By signing this proxy, you appoint Stuart A. Rothstein and Anastasia Mironova, or either of them, with full power of substitution in each of them, to attend the 2024 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on June 7, 2024 at 9:00 a.m., Eastern Time, and any postponement or adjournment thereof, to cast on your behalf all votes that you are entitled to cast at the Meeting and to otherwise represent you at the Meeting with all powers possessed by you as if personally present at the Meeting. The Meeting will be held virtually. In order to attend the Meeting, you must register at http://viewproxy.com/apollocref/2024/htype.asp by 11:59 p.m., Eastern Time, on June 4, 2024. On the day of the Meeting, if you have properly registered, you may enter the Meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. By signing the proxy, you revoke all prior proxies with respect to the Meeting and acknowledge receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein. (Continued and to be signed on the reverse side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ANNUAL MEETING OF STOCKHOLDERS APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. June 7, 2024, 9:00 A.M. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2024. The 2024 Proxy Statement and our 2023 Annual Report to Stockholders are available at: http://www.viewproxy.com/apollocref/2024

The Board of Directors recommends a vote “FOR” the election of all of the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4. 1. Election of Directors. 01 Mark C. Biderman 06 Scott S. Prince ☐ FOR all ☐ WITHHOLD from 02 Pamela G. Carlton 07 Stuart A. Rothstein 03 Brenna Haysom 08 Michael E. Salvati nominees all nominees (except as marked) 04 Robert A. Kasdin 09 Carmencita N.M. Whonder 05 Katherine G. Newman (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Ratification of the appointment of Deloitte & Touche LLP as Apollo Commercial 3. Approval, on an advisory basis, of the compensation of Apollo Commercial Real Real Estate Finance, Inc.’s independent registered public accounting firm for the Estate Finance, Inc.’s named executive officers, as more fully described in the 2024 fiscal year. 2024 Proxy Statement. ☐ FOR ☐ AGAINST ☐ ABSTAIN ☐ FOR ☐ AGAINST ☐ ABSTAIN 4. Approval of the Apollo Commercial Real Estate Finance, Inc. 2024 Equity Incentive Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN DO NOT PRINT IN THIS AREA Date (Shareholder Name & Address Data) Signature Signature (Joint Owners) Please sign exactly as your name(s) appear(s) hereon and date. When signing as Address Change/Comments: (If you noted any Address Changes and/or attorney, executor, administrator, or other fiduciary, please give full title as such. Comments above, please mark box.) ☐ Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.FCRvote.com/ARI Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 402-3905 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.